Exhibit 4.1

DEUTSCHE ALT-A SECURITIES, INC.

Depositor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee
________________________

POOLING AND SERVICING AGREEMENT

Dated as of January 1, 2006

________________________

Mortgage Pass-Through Certificates
Series 2006-AR1

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

Section 1.1	Definitions.
Section 1.2	Allocation of Certain Interest Shortfalls.

ARTICLE II	CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1	Conveyance of Trust Fund
Section 2.2	Acceptance by Trustee
Section 2.3	Repurchase or Substitution of Loans.
Section 2.4	Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular Interests and Residual Interests.
Section 2.5	Representations and Warranties of the Master Servicer
Section 2.6	Reserved.
Section 2.7	Establishment of the Trust.
Section 2.8	Purpose and Powers of the Trust.

ARTICLE III	ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

Section 3.1	Master Servicer
Section 3.2	REMIC-Related Covenants
Section 3.3	Monitoring of Servicers
Section 3.4	Fidelity Bond
Section 3.5	Power to Act; Procedures
Section 3.6	Due-on-Sale Clauses; Assumption Agreements
Section 3.7	Release of Mortgage Files.
Section 3.8	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 3.9	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Loans
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Annual Statement as to Compliance.
Section 3.17	Assessments of Compliance.
Section 3.18	Attestation Reports.
Section 3.19	Annual Certification
Section 3.20	Intention of the Parties and Interpretation
Section 3.21	Obligation of the Master Servicer in Respect of Compensating Interest
Section 3.22	Protected Accounts.
Section 3.23	Distribution Accounts.
Section 3.24	Permitted Withdrawals and Transfers from the Distribution Accounts.
Section 3.25	Group I Reserve Fund.
Section 3.26	Reserved.
Section 3.27	Prepayment Penalty Verification.
Section 3.28	Reports Filed with Securities and Exchange Commission.

ARTICLE IV	PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES; STATEMENTS AND REPORTS

Section 4.1	Distributions to Certificateholders.
Section 4.2	Allocation of Realized Losses.
Section 4.3	Reduction of Certificate Principal Balances on the Certificates.
Section 4.4	Compliance with Withholding Requirements.
Section 4.5	Distributions on the REMIC Regular Interests.
Section 4.6	Statements to Certificateholders.
Section 4.7	Advances.
Section 4.8	Supplemental Interest Trust.
Section 4.9	Tax Treatment of Group I Swap Payments and Group I Swap Termination Payments.

ARTICLE V	THE CERTIFICATES

Section 5.1	The Certificates.
Section 5.2	Registration of Transfer and Exchange of Certificates.
Section 5.3	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.4	Persons Deemed Owners.
Section 5.5	Certain Available Information.

ARTICLE VI	THE DEPOSITOR AND THE MASTER SERVICER

Section 6.1	Liability of the Depositor and the Master Servicer.
Section 6.2	Merger or Consolidation of the Depositor or the Master Servicer.
Section 6.3	Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and Others.
Section 6.4	Limitation on Resignation of the Master Servicer.
Section 6.5	Assignment of Master Servicing.
Section 6.6	Rights of the Depositor in Respect of the Master Servicer.
Section 6.7	Transfer of Servicing by Sponsor of the Loans Serviced by GMAC; Special Servicer.

ARTICLE VII	DEFAULT

Section 7.1	Master Servicer Events of Default.
Section 7.2	Trustee to Act; Appointment of Successor.
Section 7.3	Notification to Certificateholders.
Section 7.4	Waiver of Master Servicer Events of Default.

ARTICLE VIII	CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.1	Duties of Trustee and Securities Administrator.
Section 8.2	Certain Matters Affecting Trustee and Securities Administrator.
Section 8.3	Trustee and Securities Administrator not Liable for Certificates or Loans.
Section 8.4	Trustee, Master Servicer and Securities Administrator May Own Certificates.
Section 8.5	Fees and Expenses of Trustee and Securities Administrator.
Section 8.6	Eligibility Requirements for Trustee and Securities Administrator.
Section 8.7	Resignation and Removal of Trustee and Securities Administrator.
Section 8.8	Successor Trustee or Securities Administrator.
Section 8.9	Merger or Consolidation of Trustee or Securities Administrator.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.
Section 8.11	Appointment of Office or Agency.
Section 8.12	Representations and Warranties of the Trustee.

ARTICLE IX	TERMINATION

Section 9.1	Termination Upon Purchase or Liquidation of the Loans.
Section 9.2	Additional Termination Requirements.

ARTICLE X	REMIC PROVISIONS

Section 10.1	REMIC Administration.
Section 10.2	Prohibited Transactions and Activities.
Section 10.3	Indemnification.

ARTICLE XI	MISCELLANEOUS PROVISIONS

Section 11.1	Amendment
Section 11.2	Recordation of Agreement; Counterparts
Section 11.3	Limitation on Rights of Certificateholders
Section 11.4	Governing Law
Section 11.5	Notices
Section 11.6	Severability of Provisions.
Section 11.7	Notice to Rating Agencies.
Section 11.8	Article and Section References.
Section 11.9	Grant of Security Interest.

EXHIBITS

Exhibit A-1	-	Form of Class I-A-[1][2][3][4] Certificates
Exhibit A-2	-	Form of Class [II][III][IV][V]-A-[1][2] Certificates
Exhibit A-3	-	Form of Class I-M-[1][2][3][4][5][6][7][8] Certificates
Exhibit A-4	-	Form of Class M Certificate
Exhibit A-5	-	Form of Class B-[1][2] Certificates
Exhibit A-6	-	Form of Class B-[3][4][5] Certificates
Exhibit A-7	-	Form of Class [I-R][A-R] Certificates
Exhibit A-8	-	Form of Class I-CE Certificates
Exhibit A-9	-	Form of Class [I][II/V]-P[1][2] Certificates
Exhibit B-1	-	Form of Rule 144A Investment Letter
Exhibit B-2	-	Form of Investment Letter (Non-Rule 144A)
Exhibit B-3	-	Form of Regulation S Transfer Certificate
Exhibit B-4	-	Form of Clearing System Certificate
Exhibit C	-	Form of Transfer Affidavit
Exhibit D	-	Mortgage Loan Purchase Agreement between the Depositor and the Sponsor
Exhibit E	-	Servicing Criteria
Exhibit F	-	Form of Back-up Certification
Exhibit G	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	-	Form of Additional Disclosure Notification
Exhibit I	-	Group I Swap Agreement

Schedule One	-	Loan Schedule
Schedule Two	-	Prepayment Charge Schedule

This Pooling and Servicing Agreement, dated and effective as of January 1, 2006 (this “Agreement”), is executed by and among Deutsche Alt-A Securities, Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), and HSBC Bank USA, National Association, as trustee (the “Trustee”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. The Trust Fund will consist of a segregated pool of assets comprised of the Loans, the Subsequent Loans and certain other assets. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate Certificates, have been offered for sale pursuant to a Prospectus, dated August 26, 2005 and a Prospectus Supplement, dated January 31, 2006 of the Depositor (together, the “Prospectus”). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated January 31, 2006. The Trust Fund created hereunder is intended to be the “Trust” as described in the Prospectus and the Certificates are intended to be the “Certificates” described therein.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes and such segregated pool of assets will be designated as “REMIC I”. The REMIC I Regular Interests will be the “regular interests” in REMIC I and Component R-1 of the Class I-R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Latest Possible Maturity Date(1)
A-I	$18,104,932.22	Variable(2)	February 25, 2036
I-1-A	$8,786,546.32	Variable(2)	February 25, 2036
I-1-B	$8,786,546.32	Variable(2)	February 25, 2036
I-2-A	$8,528,364.26	Variable(2)	February 25, 2036
I-2-B	$8,528,364.26	Variable(2)	February 25, 2036
I-3-A	$8,277,627.81	Variable(2)	February 25, 2036
I-3-B	$8,277,627.81	Variable(2)	February 25, 2036
I-4-A	$8,034,422.63	Variable(2)	February 25, 2036
I-4-B	$8,034,422.63	Variable(2)	February 25, 2036
I-5-A	$7,798,533.10	Variable(2)	February 25, 2036
I-5-B	$7,798,533.10	Variable(2)	February 25, 2036
I-6-A	$7,569,369.59	Variable(2)	February 25, 2036
I-6-B	$7,569,369.59	Variable(2)	February 25, 2036
I-7-A	$7,346,963.83	Variable(2)	February 25, 2036
I-7-B	$7,346,963.83	Variable(2)	February 25, 2036
I-8-A	$7,131,051.44	Variable(2)	February 25, 2036
I-8-B	$7,131,051.44	Variable(2)	February 25, 2036
I-9-A	$6,921,039.12	Variable(2)	February 25, 2036
I-9-B	$6,921,039.12	Variable(2)	February 25, 2036
I-10-A	$6,717,689.40	Variable(2)	February 25, 2036
I-10-B	$6,717,689.40	Variable(2)	February 25, 2036
I-11-A	$6,520,270.15	Variable(2)	February 25, 2036
I-11-B	$6,520,270.15	Variable(2)	February 25, 2036
I-12-A	$6,328,689.47	Variable(2)	February 25, 2036
I-12-B	$6,328,689.47	Variable(2)	February 25, 2036
I-13-A	$6,142,734.35	Variable(2)	February 25, 2036
I-13-B	$6,142,734.35	Variable(2)	February 25, 2036
I-14-A	$5,962,239.64	Variable(2)	February 25, 2036
I-14-B	$5,962,239.64	Variable(2)	February 25, 2036
I-15-A	$5,787,045.13	Variable(2)	February 25, 2036
I-15-B	$5,787,045.13	Variable(2)	February 25, 2036
I-16-A	$5,617,069.34	Variable(2)	February 25, 2036
I-16-B	$5,617,069.34	Variable(2)	February 25, 2036
I-17-A	$5,451,624.53	Variable(2)	February 25, 2036
I-17-B	$5,451,624.53	Variable(2)	February 25, 2036
I-18-A	$5,291,433.66	Variable(2)	February 25, 2036
I-18-B	$5,291,433.66	Variable(2)	February 25, 2036
I-19-A	$5,135,941.46	Variable(2)	February 25, 2036
I-19-B	$5,135,941.46	Variable(2)	February 25, 2036
I-20-A	$4,984,818.34	Variable(2)	February 25, 2036
I-20-B	$4,984,818.34	Variable(2)	February 25, 2036
I-21-A	$4,838,260.12	Variable(2)	February 25, 2036
I-21-B	$4,838,260.12	Variable(2)	February 25, 2036
I-22-A	$4,696,089.02	Variable(2)	February 25, 2036
I-22-B	$4,696,089.02	Variable(2)	February 25, 2036
I-23-A	$4,558,092.82	Variable(2)	February 25, 2036
I-23-B	$4,558,092.82	Variable(2)	February 25, 2036
I-24-A	$4,424,148.98	Variable(2)	February 25, 2036
I-24-B	$4,424,148.98	Variable(2)	February 25, 2036
I-25-A	$4,294,138.58	Variable(2)	February 25, 2036
I-25-B	$4,294,138.58	Variable(2)	February 25, 2036
I-26-A	$4,167,946.15	Variable(2)	February 25, 2036
I-26-B	$4,167,946.15	Variable(2)	February 25, 2036
I-27-A	$4,045,459.65	Variable(2)	February 25, 2036
I-27-B	$4,045,459.65	Variable(2)	February 25, 2036
I-28-A	$3,926,630.97	Variable(2)	February 25, 2036
I-28-B	$3,926,630.97	Variable(2)	February 25, 2036
I-29-A	$3,811,229.97	Variable(2)	February 25, 2036
I-29-B	$3,811,229.97	Variable(2)	February 25, 2036
I-30-A	$3,699,316.76	Variable(2)	February 25, 2036
I-30-B	$3,699,316.76	Variable(2)	February 25, 2036
I-31-A	$3,590,285.97	Variable(2)	February 25, 2036
I-31-B	$3,590,285.97	Variable(2)	February 25, 2036
I-32-A	$3,484,697.43	Variable(2)	February 25, 2036
I-32-B	$3,484,697.43	Variable(2)	February 25, 2036
I-33-A	$3,382,275.28	Variable(2)	February 25, 2036
I-33-B	$3,382,275.28	Variable(2)	February 25, 2036
I-34-A	$3,286,443.43	Variable(2)	February 25, 2036
I-34-B	$3,286,443.43	Variable(2)	February 25, 2036
I-35-A	$3,191,075.29	Variable(2)	February 25, 2036
I-35-B	$3,191,075.29	Variable(2)	February 25, 2036
I-36-A	$3,097,174.42	Variable(2)	February 25, 2036
I-36-B	$3,097,174.42	Variable(2)	February 25, 2036
I-37-A	$3,006,034.00	Variable(2)	February 25, 2036
I-37-B	$3,006,034.00	Variable(2)	February 25, 2036
I-38-A	$2,917,572.96	Variable(2)	February 25, 2036
I-38-B	$2,917,572.96	Variable(2)	February 25, 2036
I-39-A	$2,831,712.56	Variable(2)	February 25, 2036
I-39-B	$2,831,712.56	Variable(2)	February 25, 2036
I-40-A	$2,748,376.44	Variable(2)	February 25, 2036
I-40-B	$2,748,376.44	Variable(2)	February 25, 2036
I-41-A	$2,667,490.42	Variable(2)	February 25, 2036
I-41-B	$2,667,490.42	Variable(2)	February 25, 2036
I-42-A	$2,588,982.52	Variable(2)	February 25, 2036
I-42-B	$2,588,982.52	Variable(2)	February 25, 2036
I-43-A	$2,512,782.91	Variable(2)	February 25, 2036
I-43-B	$2,512,782.91	Variable(2)	February 25, 2036
I-44-A	$2,438,823.74	Variable(2)	February 25, 2036
I-44-B	$2,438,823.74	Variable(2)	February 25, 2036
I-45-A	$2,367,039.21	Variable(2)	February 25, 2036
I-45-B	$2,367,039.21	Variable(2)	February 25, 2036
I-46-A	$2,297,365.41	Variable(2)	February 25, 2036
I-46-B	$2,297,365.41	Variable(2)	February 25, 2036
I-47-A	$2,229,740.35	Variable(2)	February 25, 2036
I-47-B	$2,229,740.35	Variable(2)	February 25, 2036
I-48-A	$2,164,103.83	Variable(2)	February 25, 2036
I-48-B	$2,164,103.83	Variable(2)	February 25, 2036
I-49-A	$2,100,397.41	Variable(2)	February 25, 2036
I-49-B	$2,100,397.41	Variable(2)	February 25, 2036
I-50-A	$2,038,799.99	Variable(2)	February 25, 2036
I-50-B	$2,038,799.99	Variable(2)	February 25, 2036
I-51-A	$1,978,772.89	Variable(2)	February 25, 2036
I-51-B	$1,978,772.89	Variable(2)	February 25, 2036
I-52-A	$1,921,184.27	Variable(2)	February 25, 2036
I-52-B	$1,921,184.27	Variable(2)	February 25, 2036
I-53-A	$1,864,624.91	Variable(2)	February 25, 2036
I-53-B	$1,864,624.91	Variable(2)	February 25, 2036
I-54-A	$1,810,557.70	Variable(2)	February 25, 2036
I-54-B	$1,810,557.70	Variable(2)	February 25, 2036
I-55-A	$1,757,171.98	Variable(2)	February 25, 2036
I-55-B	$1,757,171.98	Variable(2)	February 25, 2036
I-56-A	$1,705,998.69	Variable(2)	February 25, 2036
I-56-B	$1,705,998.69	Variable(2)	February 25, 2036
I-57-A	$1,656,414.29	Variable(2)	February 25, 2036
I-57-B	$1,656,414.29	Variable(2)	February 25, 2036
I-58-A	$1,608,592.85	Variable(2)	February 25, 2036
I-58-B	$1,608,592.85	Variable(2)	February 25, 2036
I-59-A	$1,561,684.52	Variable(2)	February 25, 2036
I-59-B	$1,561,684.52	Variable(2)	February 25, 2036
I-60-A	$1,515,597.47	Variable(2)	February 25, 2036
I-60-B	$1,515,597.47	Variable(2)	February 25, 2036
I-61-A	$1,470,868.33	Variable(2)	February 25, 2036
I-61-B	$1,470,868.33	Variable(2)	February 25, 2036
I-62-A	$1,427,457.12	Variable(2)	February 25, 2036
I-62-B	$1,427,457.12	Variable(2)	February 25, 2036
I-63-A	$1,385,325.07	Variable(2)	February 25, 2036
I-63-B	$1,385,325.07	Variable(2)	February 25, 2036
I-64-A	$1,344,434.53	Variable(2)	February 25, 2036
I-64-B	$1,344,434.53	Variable(2)	February 25, 2036
I-65-A	$1,304,748.97	Variable(2)	February 25, 2036
I-65-B	$1,304,748.97	Variable(2)	February 25, 2036
I-66-A	$1,266,232.92	Variable(2)	February 25, 2036
I-66-B	$1,266,232.92	Variable(2)	February 25, 2036
I-67-A	$1,228,851.96	Variable(2)	February 25, 2036
I-67-B	$1,228,851.96	Variable(2)	February 25, 2036
I-68-A	$1,192,572.70	Variable(2)	February 25, 2036
I-68-B	$1,192,572.70	Variable(2)	February 25, 2036
I-69-A	$39,112,428.18	Variable(2)	February 25, 2036
I-69-B	$39,112,428.18	Variable(2)	February 25, 2036
I-P1	$100.00	Variable(2)	February 25, 2036
I-P2	$100.00	Variable(2)	February 25, 2036

________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” Component R-2 of the Class I-R Certificates will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial aggregate Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Latest Possible Maturity Date (1)
AA	$603,487,813.13	Variable(2)	February 25, 2036
I-A-1	$3,057,710.00	Variable(2)	February 25, 2036
I-A-2	$745,330.00	Variable(2)	February 25, 2036
I-A-3	$1,331,840.00	Variable(2)	February 25, 2036
I-A-4	$570,540.00	Variable(2)	February 25, 2036
M-1	$83,130.00	Variable(2)	February 25, 2036
M-2	$80,050.00	Variable(2)	February 25, 2036
M-3	$46,190.00	Variable(2)	February 25, 2036
M-4	$40,030.00	Variable(2)	February 25, 2036
M-5	$30,790.00	Variable(2)	February 25, 2036
M-6	$30,790.00	Variable(2)	February 25, 2036
M-7	$30,790.00	Variable(2)	February 25, 2036
M-8	$67,740.00	Variable(2)	February 25, 2036
ZZ	$6,201,147.82	Variable(2)	February 25, 2036
IO	N/A(3)	Variable(2)	February 25, 2036
I-P1	$100.00	Variable(2)	February 25, 2036
I-P2	$100.00	Variable(2)	February 25, 2036
___________________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2) Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.

(3) REMIC II Regular Interest IO will not have an Uncertificated Principal Balance, but will accrue interest on its Notional Amount.

REMIC III

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. Component R-3 of the Class I-R Certificates shall represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Initial Pass-Through Rate and initial aggregate Certificate Principal Balance for each Class of Group I Certificates which, together with Component R-3, constitute the entire beneficial interests in REMIC III. Determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Group I Certificates shall be the Distribution Date in the month following the maturity date for the Group I Mortgage Loan with the latest maturity date:

Class Designation	Initial aggregate Certificate Principal Balance or Notional Amount	Pass-Through Rate	Latest Possible Maturity Date(1)
I-A-1	$305,771,000.00	(2)	February 25, 2036
I-A-2	$74,533,000.00	(2)	February 25, 2036
I-A-3	$133,184,000.00	(2)	February 25, 2036
I-A-4	$57,054,000.00	(2)	February 25, 2036
I-M-1	$8,313,000.00	(2)	February 25, 2036
I-M-2	$8,005,000.00	(2)	February 25, 2036
I-M-3	$4,619,000.00	(2)	February 25, 2036
I-M-4	$4,003,000.00	(2)	February 25, 2036
I-M-5	$3,079,000.00	(2)	February 25, 2036
I-M-6	$3,079,000.00	(2)	February 25, 2036
I-M-7	$3,079,000.00	(2)	February 25, 2036
I-M-8	$6,774,000.00	(2)	February 25, 2036
Class IO Interest	(5)	(5)	February 25, 2036
I-R	$100.00	(3)	February 25, 2036
I-CE	$4,310,890.95	(4)	February 25, 2036
I-P1	$100.00	N/A	February 25, 2036
I-P2	$100.00	N/A	February 25, 2036
___________________
(1)
The Distribution Date in the month after the maturity date for the latest maturing Loan. For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Mortgage loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group I Certificates.

(2)
Calculated in accordance with the definition of “Pass-Through Rate” herein. The Pass-Through Rate for the Class I-A-1, I-A-2, I-A-3, I-A-4, I-M-1, I-M-2, I-M-3, I-M-4, I-M-5, I-M-6, I-M-7 and I-M-8 Certificates for the first Interest Accrual Period is 4.6100%, 4.7600%, 4.8600%, 4.8400%, 5.0100%, 5.0300%, 5.0900%, 5.2800%, 5.3300%, 5.4300%, 6.5300%, 7.5300%, respectively.

(3)
The Class I-R Certificates will accrue interest at a per annum rate equal to the weighted average of the net mortgage rates of the Group I Loans. The Pass-Through Rate for the first Interest Accrual Period is 6.1791%.

(4)
The Class I-CE Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class I-CE Certificates outstanding from time to time which shall equal the Uncertificated Principal Balances of the REMIC II Regular Interests. The Class I-CE Certificates will not accrue interest on their Certificate Principal Balance.

(5)	The Class IO Interest will not have a Certificate Principal Balance but will be entitled to 100% of the interest amounts distributable on REMIC II Regular Interest IO.

REMIC A

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC A Regular Interests as a REMIC for federal income tax purposes and such segregated pool of assets will be designated as “REMIC A”. The REMIC A Regular Interests will be the “regular interests” in REMIC A and Component R-A of the Class A-R Certificates will represent the sole Class of “residual interests” in REMIC A for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC A Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC A Regular Interests. None of the REMIC A Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC A Pass-Through Rate	Latest Possible Maturity Date(1)
LT-2SUB	$4,030.29	(2)	February 25, 2036
LT-2GRP	$70,094.29	(2)	February 25, 2036
LT-3SUB	$11,387.04	(2)	February 25, 2036
LT-3GRP	$198,042.04	(2)	February 25, 2036
LT-4SUB	$5,693.52	(2)	February 25, 2036
LT-4GRP	$99,015.52	(2)	February 25, 2036
LT-5SUB	$2,210.60	(2)	February 25, 2036
LT-5GRP	$38,448.60	(2)	February 25, 2036
LT-ZZZ	$405,171,428.14	(2)	February 25, 2036
LT-A-R	$100.00	(2)	February 25, 2036
LT-II/V-P1	$100.00	0.00%	February 25, 2036
LT-II/V-P2	$100.00	0.00%	February 25, 2036
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Group II-V Mortgage Loans has been designated as the “latest possible maturity date” for each REMIC A Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC A Pass-Through Rate” herein.

REMIC B

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC A Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC B”. Component R-B of the Class A-R Certificates shall represent the sole Class of “residual interests” in REMIC B for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Initial Pass-Through Rate and initial aggregate Certificate Principal Balance for each Class of Group II-V Certificates which, together with Component R-B, constitute the entire beneficial interests in REMIC B. Determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Group II-V Certificates shall be the Distribution Date in the month following the maturity date for the Group II-V Mortgage Loan with the latest maturity date:

Class Designation	Initial aggregate Certificate Principal Balance or Notional Amount	Pass-Through Rate	Latest Possible Maturity Date(1)
II-A-1	$59,458,000.00	(2)	February 25, 2036
II-A-2	$6,606,000.00	(2)	February 25, 2036
III-A-1	$167,990,000.00	(2)	February 25, 2036
III-A-2	$18,665,000.00	(2)	February 25, 2036
IV-A-1	$83,990,000.00	(2)	February 25, 2036
IV-A-2	$9,332,000.00	(2)	February 25, 2036
V-A-1	$32,614,000.00	(2)	February 25, 2036
V-A-2	$3,624,000.00	(2)	February 25, 2036
A-R	$100.00	(2)	February 25, 2036
M	$10,342,000.00	(3)	February 25, 2036
B-1	$4,462,000.00	(3)	February 25, 2036
B-2	$2,839,000.00	(3)	February 25, 2036
B-3	$2,434,000.00	(3)	February 25, 2036
B-4	$1,825,000.00	(3)	February 25, 2036
B-5	$1,419,350.04	(3)	February 25, 2036
II/V-P1	$100.00	N/A	February 25, 2036
II/V-P2	$100.00	N/A	February 25, 2036
___________________
(1)
The Distribution Date in the month after the maturity date for the latest maturing Group II-V Mortgage Loan. For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
Calculated in accordance with the definition of “Pass-Through Rate” herein. The Pass-Through Rate on these Classes of Certificates are variable and are equal to the weighted average of the net mortgage rate of the Loans in the related Loan Group or Loan Groups.

(3)	Calculated in accordance with the definition of “Pass-Through Rate” herein. The subordinate pass-through rate for the first Interest Accrual Period is 5.5263%.

W I T N E S S E T H

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

Accepted Master Servicing Practices: With respect to any Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

Account: The Distribution Account and any Protected Account as the context may require.

Additional Disclosure Notification: Has the meaning set forth in Section 3.28(a)(ii) of this Agreement.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 3.28(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 3.28(d) of this Agreement.

Additional Servicer: Means each affiliate of the Servicer that Services any of the Loans and each Person who is not an affiliate of the Servicer, who Services 10% or more of the Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Adjustable Rate Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates.

Adjustment Date: With respect to each Loan, the first day of the month in which the Mortgage Rate of such Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Loan is set forth in the Loan Schedule.

Administration Fee Rate: With respect to each Group I Loan, an amount equal to the sum of (i) the related Servicing Fee Rate and (ii) any premium payable in connection with any lender paid mortgage insurance as specified on the Mortgage Loan Schedule.

Advance: Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) an advance made by the Master Servicer pursuant to Section 4.7.

Adverse REMIC Event: As defined in Section 10.1(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer’s Certificate of a Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

Aggregate Senior Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Group II-V Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the Scheduled Principal Balances of the Group II-V Loans as of the first day of the related Due Period.

Aggregate Subordinate Amount: With respect to any date of determination, an amount equal the excess of the aggregate Scheduled Principal Balances of the Group II-V Loans over the aggregate Certificate Principal Balance of the Group II-V Senior Certificates then outstanding.

Aggregate Subordinate Percentage: With respect to any Distribution Date, 100% minus the Aggregate Senior Percentage for that Distribution Date.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

Allocated Realized Loss Amount: The Allocated Realized Loss Amount with respect to any Class of Group I Senior Certificates and any Class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on the Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Distribution Date.

Anniversary: Each anniversary of the Cut-Off Date.

Appraised Value: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

Assignment Agreements: Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and National City, pursuant to which the National City Servicing Agreement was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and Countrywide, pursuant to which the Countrywide Servicing Agreement was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and GreenPoint, pursuant to which the GreenPoint Servicing Agreement was assigned to the Depositor, (iv) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and GMAC, pursuant to which the GMAC 2004 Servicing Agreement was assigned to the Depositor, (v) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and GMAC, pursuant to which the GMAC 2005 Servicing Agreement was assigned to the Depositor, (vi) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and RFC, pursuant to which the RFC Servicing Agreement was assigned to the Depositor, (vii) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and IndyMac, pursuant to which the IndyMac Servicing Agreement was assigned to the Depositor, (viii) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and Franklin Bank, pursuant to which the Franklin Bank Servicing Agreement was assigned to the Depositor and (ix) the Assignment, Assumption and Recognition Agreement, dated as of January 31, 2006, among the Sponsor, the Depositor and Wells Fargo, as a Servicer, pursuant to which the Wells Fargo Servicing Agreement was assigned to the Depositor.

Authorized Denomination: With respect to the Certificates (other than the Class P Certificates and the Residual Certificates), a minimum initial Certificate Principal Balance or Notional Amount of $25,000 each and integral multiples of $1.00 in excess thereof as set forth on the face thereof. With respect to the Class P Certificates, a minimum initial Certificate Principal Balance of $20 and integral multiples in excess thereof as set forth on the face thereof. With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 100% as set forth on the face thereof.

Available Distribution Amount: Any of the Group I Available Distribution Amount, Group II Available Distribution Amount, Group III Available Distribution Amount, Group IV Available Distribution Amount and Group V Available Distribution Amount, as applicable.

Bankruptcy Coverage: As of the Cut-Off Date, $150,000. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

Bankruptcy Loss: Any Debt Service Reduction or Deficient Valuation.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates: The Senior Certificates (other than the Class A-R Certificates), Mezzanine Certificates, Class B-1 and Class B-2 Certificates.

Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Maryland, Minnesota or New York or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8 and A-9 hereto.

Certificate Owner: With respect to a Book-Entry Certificate or Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

Certificate Principal Balance: The Certificate Principal Balance with respect to any Senior Certificate and any Subordinate Certificate outstanding at any time, represents the then maximum amount that the holder of such Certificate is entitled to receive as distributions allocable to principal from the cash flow on the Loans in the related Loan Group and the other assets in the Trust Fund. The Certificate Principal Balance of a Senior Certificate and any Subordinate Certificate, as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that Certificate and (ii) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with allocations of Realized Losses, if any; provided that, the Certificate Principal Balance of any Class of Group I Senior Certificates and Mezzanine Certificates with the highest payment priority to which Realized Losses on the Group I Loans have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group I Loans received by the related Servicer or the Master Servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate and not previously reimbursed to such certificate as an Allocated Realized Loss Amount; provided, further that, the Certificate Principal Balance of any Group II-V Senior Certificates or Subordinate Certificates with the highest payment priority to which Realized Losses on the Group II-V Loans have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group II-V Loans received by the related Servicer or the Master Servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate and not previously reimbursed to such Certificate as provided in this Agreement. The Certificate Principal Balance of the Class I-CE Certificate as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group I Loans over (ii) the then aggregate Certificate Principal Balance of the Group I Senior Certificates and the Mezzanine Certificates. The initial Certificate Principal Balance of each of the Class I-P1 Certificates and the Class I-P2 Certificates is equal to $100. The initial Certificate Principal Balance of each Class of Certificates is set forth in the Preliminary Statement hereto. When used in reference to a Class, the term Certificate Principal Balance means the aggregate of the Certificate Principal Balances of all Certificates of such Class, and when used in reference to a group of Certificates (such as the Group I Senior Certificates and Subordinate Certificates) shall mean the aggregate Certificate Principal Balances of all Classes of Certificates included in such group.

Certificate Register: The register maintained pursuant to Section 5.2.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained. The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Sponsor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

Class: All Certificates having the same priority and rights to payments from the related Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8 and A-9, as applicable.

Class I-M-1 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 88.00% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-2 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 90.60% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-3 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-4 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount and the Class I-M-3 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 93.40% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-5 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount and the Class I-M-4 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 94.40% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-6 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount and the Class I-M-5 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-7 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount and the Class I-M-6 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class I-M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 96.40% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-8 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i), distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount and the Class I-M-7 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class I-M-7 Certificates after taking into account the payment of the Class I-M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 98.60% and (ii) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class A-R Certificates: represents beneficial ownership of Component R-A and Component R-B, each component a residual interest in REMIC A and REMIC B, respectively.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Class I-R Certificates: represents beneficial ownership of Component R-1, Component R-2 and Component R-3, each component a residual interest in REMIC I, REMIC II and REMIC III, respectively.

Class P Certificates: The Class I-P1, Class I-P2, Class II/V-P1 and Class II/V-P2 Certificates.

Class R Certificates: The I-R Certificates and the Class A-R Certificates.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream, Luxembourg, socíeté anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

Closing Date: January 31, 2006.

Code: The Internal Revenue Code of 1986, as amended.

Compensating Interest: For any Distribution Date and (i) each Servicer, the amount specified in the related Servicing Agreement and (ii) the Master Servicer, the amount described in Section 3.21.

Component R-1: The uncertificated residual interest in REMIC I.

Component R-2: The uncertificated residual interest in REMIC II.

Component R-3: The uncertificated residual interest in REMIC III.

Component R-A: The uncertificated residual interest in REMIC A.

Component R-B: The uncertificated residual interest in REMIC B.

Controlling Person: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: DBALT 2006-AR1 and (B) for all other purposes, Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: DBALT 2006-AR1, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

Corresponding Certificate: With respect to each REMIC II Regular Interest listed below, the corresponding Class of Regular Certificates listed below:

REMIC II Regular Interest	Class
REMIC II Regular Interest I-A-1	I-A-1
REMIC II Regular Interest I-A-2	I-A-2
REMIC II Regular Interest I-A-3	I-A-3
REMIC II Regular Interest I-A-4	I-A-4
REMIC II Regular Interest I-M-1	I-M-1
REMIC II Regular Interest I-M-2	I-M-2
REMIC II Regular Interest I-M-3	I-M-3
REMIC II Regular Interest I-M-4	I-M-4
REMIC II Regular Interest I-M-5	I-M-5
REMIC II Regular Interest I-M-6	I-M-6
REMIC II Regular Interest I-M-7	I-M-7
REMIC II Regular Interest I-M-8	I-M-8
REMIC II Regular Interest I-P1	I-P1
REMIC II Regular Interest I-P2	I-P2

Countrywide: Countywide Home Loans Servicing LP, or any successor thereto.

Countrywide Servicing Agreement: Shall mean the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, as amended and restated to and including August 1, 2005, between the Sponsor and Countrywide, as further amended by Amendment Reg AB to the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement dated as of January 31, 2006 (as modified pursuant to the related Assignment Agreement).

Credit Support Depletion Date: The Distribution Date on which the Certificate Principal Balances of all of the Group II-V Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Group II-V Loans on such Distribution Date).

Curtailment: Any voluntary payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

Curtailment Shortfall: With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month’s interest on such Curtailment at the applicable Net Mortgage Rate on such Loan.

Custodial Agreement: Either of the DBNTC Custodial Agreement or the Wells Fargo Custodial Agreement, or any other custodial agreement entered into after the date hereof with respect to any Loan subject to this Agreement.

Custodian: Wells Fargo, DBNTC, any successor to either, or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

Cut-Off Date: January 1, 2006; except that with respect to each Substitute Loan, the Cut-Off Date shall be the date of substitution.

DBNTC: Deutsche Bank National Trust Company, a national banking association.

DBNTC Custodial Agreement: The Custodial Agreement dated as of January 1, 2006 among the Trustee, DBNTC and IndyMac, as may be amended or supplemented from time to time.

Debt Service Reduction: Any reduction of the amount of the monthly payment on a Loan made by a bankruptcy court in connection with a personal bankruptcy of a Mortgagor.

Deficient Valuation: In connection with a personal bankruptcy of a Mortgagor, the positive difference, if any, resulting from the outstanding principal balance of a Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

Definitive Certificates: As defined in Section 5.1.

Deleted Loan: A Loan replaced or to be replaced by a Substitute Loan.

Depositor: Deutsche Alt-A Securities, Inc., a Delaware corporation, or its successor-in-interest.

Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

Depository Participant: A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement. With respect to Article IX hereto, the 15th day of the month or if such day is not a Business Day, the Business Day immediately following such fifteenth day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code, and, for purposes of Article V herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Account: The separate trust account or accounts (which may be a sub-account of a single account), created and maintained by the Securities Administrator pursuant to Section 3.23, for the benefit of the Group I Certificateholders and designated “Wells Fargo Bank, National Association, as Securities Administrator, in trust for registered holders of Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1, Group I Certificates.” The separate trust account or accounts (which may be a sub-account of the account referred to above) created and maintained by the Securities Administrator pursuant to Section 3.23, for the benefit of the Group II-V Certificateholders and designated “Wells Fargo Bank, National Association, as Securities Administrator, in trust for registered holders of Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1, Group II-V Certificates.” Funds in the Distribution Accounts shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement. Each Distribution Account must be an Eligible Account.

Distribution Account Deposit Date: With respect to each Distribution Date, the Business Day prior to such Distribution Date.

Distribution Date: The 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being February 27, 2006.

Due Date: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace. The “related Due Date” for any Distribution Date is the Due Date immediately preceding such Distribution Date.

Due Period: With respect to any Distribution Date and the Loans, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: Any account or accounts held and established by the Securities Administrator in trust for the Certificateholders at any Eligible Institution.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to the Distribution Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to the Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains the Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

(a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

(b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated “AAA” in the case of S&P and Fitch, and “Aaa” in the case of Moody’s (the initial rating of the Senior Certificates);

(c) demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

(d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

(e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

(f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

(g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

(h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

(i) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

(j) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Senior Certificates; and

(k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Euroclear: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

Excess Loss: A Special Hazard Loss incurred on a Group II-V Loan in excess of the related Special Hazard Coverage, a Fraud Loss incurred on a Group II-V Loan in excess of the related Fraud Coverage and a Bankruptcy Loss incurred on a Group II-V Loan in excess of the related Bankruptcy Coverage.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch Ratings or any successor thereto.

Form 8-K Disclosure Information: Has the meaning set forth in Section 3.28(b) of this Agreement.

Franklin Bank: Franklin Bank, SSB or any successor thereto.

Franklin Bank Servicing Agreement: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 between the Sponsor and Franklin Bank (as modified pursuant to the related Assignment Agreement).

Fraud Coverage: As of the Cut-Off Date, will be $12,168,013.50. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)	from the first to and including the second anniversary of the Cut-Off Date, an amount equal to:

(a) 2.00% of the Group II-V Loans as of the Cut-Off Date, minus

(b) the aggregate amounts allocated to the Group II-V Certificates with respect to Fraud Losses on the Group II-V Loans up to such date of determination;

(2)	from the third to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

(a) 1.00% of the aggregate principal balance of the Group II-V Loans as of the Cut-Off Date, minus

(b) the aggregate amounts allocated to the Group II-V Certificates with respect to Fraud Losses on the Group II-V Loans up to such date of determination.

(3)	after the fifth Anniversary, the Fraud Coverage will be zero.

Fraud Loss: The occurrence of a loss on a Group II-V Loan, as reported by the related Servicer, arising from any action, event or state of facts with respect to such Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Group II-V Loan, or the related Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Group II-V Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: A Regulation S Temporary Global Certificate or a Regulation S Permanent Global Certificate.

GMAC:  GMAC Mortgage Corporation, a Delaware corporation, or any successor thereto.

GMAC 2004 Servicing Agreement: The Servicing Agreement, dated as of April 1, 2004 between the Sponsor and GMAC, as amended by Amendment Number One, dated as of December 29, 2005 (as modified pursuant to the related Assignment Agreement).

GMAC 2005 Servicing Agreement: The Servicing Agreement, dated as of August 5, 2005 between the Sponsor and GMAC, as amended by Amendment Number One, dated as of December 29, 2005 (as modified pursuant to the related Assignment Agreement).

GreenPoint: GreenPoint Mortgage Funding, Inc., or any successor thereto.

GreenPoint Servicing Agreement: The Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 1, 2005, between the Sponsor and GreenPoint, as amended by Amendment Three, dated as of October 7, 2005 (as modified pursuant to the related Assignment Agreement).

Gross Margin: With respect to each Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Loan.

Group I Available Distribution Amount: With respect to a Distribution Date, the sum of the following amounts that are related to the Group I Loans:

(1)
the total amount of all cash received by or on behalf of each Servicer with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a) all scheduled payments of principal and interest collected on the Group I Loans but due on a date after the related Due Date;

(b) all Curtailments received with respect to the Group I Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c) all Payoffs received with respect to the Group I Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Payoffs;

(d) Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Group I Loans after the related Prepayment Period;

(e) all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the related Custodian pursuant to the terms of this Agreement or the related Custodial Agreement;

(f) reinvestment income on the balance of funds, if any, in the related Protected Accounts or the related Distribution Account;

(g) any fees payable to the Master Servicer (including any Master Servicing Fees) and the Servicers with respect to the Group I Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Group I Loans; and

(h) all Prepayment Charges received in connection with the Group I Loans;

(2)	all Advances made by a Servicer and/or the Master Servicer with respect to the Group I Loans for that Distribution Date;

(3)	any amounts paid as Compensating Interest on the Group I Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)	the total amount of any cash deposited in the related Distribution Account in connection with the repurchase of any Group I Loan by the Depositor or the Sponsor; and

(5)	the total amount of any cash related to the Group I Loans deposited in the related Distribution Account in connection with an optional termination of the Trust Fund.

Group I Certificateholders: The registered holders of the Group I Certificates.

Group I Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-CE, Class I-P1, Class I-P2 and Class I-R Certificates.

Group I Credit Enhancement Percentage: For any Distribution Date and any class of Group I Certificates will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Group I Certificates (other than the Class I-CE, Class I-P1, Class I-P2 and Class I-R Certificates) subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group I Loans, calculated after taking into account distributions of principal on the Group I Loans and distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

Group I Loans: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group I Loans.

Group I Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Group I Swap Agreement by either the Group I Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Group I Swap Termination Payment.

Group I Principal Distribution Amount: For any Distribution Date is the sum of (i) the principal portion of all scheduled monthly payments on the Group I Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by this Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Loans, including insurance proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial Principal Prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Loans, (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

Group I Principal Remittance Amount: For any Distribution Date and the Group I Loans will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount, net of any amounts payable or reimbursable to the related Servicers, the Trustee, the Custodians, the Master Servicer or the Securities Administrator (to the extent not paid or reimbursed from the Interest Remittance Amount for such Distribution Date).

Group I Required Overcollateralization Amount: With respect to any Distribution Date (a) if such Distribution Date is prior to the Group I Stepdown Date, 0.70% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date, or (b) if such Distribution Date is on or after the Group I Stepdown Date, the greater of (i) 1.40% of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (ii) 0.50% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date. If a Group I Trigger Event is in effect on any Distribution Date, the Group I Required Overcollateralization Amount will be the same as the Group I Required Overcollateralization Amount for the previous Distribution Date.

Group I Reserve Fund: A fund created pursuant to Section 3.25 which shall be an asset of the Trust Fund, but which shall not be an asset of any Trust REMIC.

Group I Senior Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-R Certificates.

Group I Senior Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i) or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of: (x) the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust pursuant to Section 4.1(b)(i) for that Distribution Date; and (y) the excess (if any) of (A) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (y) the sum of 6.65% and the Required Overcollateralization Percentage.

Group I Stepdown Date: will be the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Group I Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Loans, but prior to any distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to 14.70%.

Group I Swap Agreement: The Interest Rate Swap Agreement, dated as of January 31, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Group I Swap Provider, together with any schedules, confirmations or other agreements relating thereto. A copy of the Group I Swap Agreement is attached hereto as Exhibit I.

Group I Swap Notional Amount: For each calculation period as defined in the Group I Swap Agreement, the amount set forth below:

Distribution Date	Swap Notional Amount ($)
March 2006	597,698,958.73
April 2006	580,125,866.08
May 2006	563,069,137.57
June 2006	546,513,881.95
July 2006	530,445,036.70
August 2006	514,847,970.51
September 2006	499,709,231.34
October 2006	485,015,303.68
November 2006	470,753,200.81
December 2006	456,911,122.58
January 2007	443,475,743.78
February 2007	430,435,203.48
March 2007	417,777,824.54
April 2007	405,492,355.85
May 2007	393,567,876.57
June 2007	381,993,786.32
July 2007	370,759,647.64
August 2007	359,856,398.59
September 2007	349,273,531.27
October 2007	339,001,648.35
November 2007	329,032,011.67
December 2007	319,355,491.43
January 2008	309,963,313.40
February 2008	300,847,127.76
March 2008	291,998,829.80
April 2008	283,410,552.65
May 2008	275,074,660.35
June 2008	266,983,741.05
July 2008	259,130,479.12
August 2008	251,508,019.18
September 2008	244,109,385.67
October 2008	236,928,813.73
November 2008	229,959,418.88
December 2008	223,194,868.32
January 2009	216,621,981.47
February 2009	210,239,830.89
March 2009	204,045,482.05
April 2009	198,033,414.05
May 2009	192,198,268.14
June 2009	186,534,843.02
July 2009	181,038,090.15
August 2009	175,703,109.32
September 2009	170,525,144.28
October 2009	165,499,578.47
November 2009	160,621,931.00
December 2009	155,887,852.59
January 2010	151,293,121.77
February 2010	146,833,641.07
March 2010	142,505,433.41
April 2010	138,304,638.58
May 2010	134,227,038.61
June 2010	130,269,492.84
July 2010	126,427,124.31
August 2010	122,697,874.50
September 2010	119,076,759.10
October 2010	115,562,415.14
November 2010	112,150,417.76
December 2010	108,837,589.18
January 2011	105,620,403.49
February 2011	102,497,034.45
March 2011	99,465,839.51
April 2011	96,524,102.86
May 2011	93,669,188.62
June 2011	90,898,538.49
July 2011	88,209,669.44
August 2011	85,600,171.50
September 2011	83,067,705.66
October 2011	80,610,001.74
November 2011	78,224,856.35

Group I Swap Provider: The swap provider under the Group I Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Group I Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Deutsche Bank AG New York Branch.

Group I Swap Provider Trigger Event: A Group I Swap Provider Trigger Event shall have occurred if any of the following has occurred: (i) an Event of Default under the Group I Swap Agreement with respect to which the Group I Swap Provider is a Defaulting Party (as defined in the Group I Swap Agreement), (ii) a Termination Event under the Group I Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party (as defined in the Group I Swap Agreement) or (iii) an Additional Termination Event under the Group I Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party.

Group I Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Group I Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Group I Swap Provider, or by the Group I Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Group I Swap Agreement.

Group I Trigger Event: with respect to any Distribution Date and the Group I Certificates, a Group I Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Scheduled Principal Balance of Group I Loans delinquent 60 days or more (including Group I Loans in foreclosure, REO or discharged in bankruptcy) by (ii) the aggregate Scheduled Principal Balance of the Group I Loans, in each case, as of the last day of the previous calendar month, exceeds 40.00% of the Group I Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses with respect to the Group I Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
February 2009 to January 2010	0.75% plus 1/12 of 0.55% for each month thereafter
February 2010 to January 2011	1.30% plus 1/12 of 0.55% for each month thereafter
February 2011 to January 2012	1.85% plus 1/12 of 0.30% for each month thereafter
February 2012 and thereafter	2.15%

Group II-V Available Distribution Amount: With respect to a Distribution Date, the sum of the following amounts that are related to the Group II-V Loans:

(1)
the total amount of all cash received by or on behalf of each Servicer with respect to the Group II-V Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a) all scheduled payments of principal and interest collected on the Group II-V Loans but due on a date after the related Due Date;

(b) all Curtailments received with respect to the Group II-V Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c) all Payoffs received with respect to the Group II-V Loans after the related Prepayment Period, together with interest paid by the Mortgagors in connection with such Payoffs;

(d) Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Group II-V Loans after the related Prepayment Period;

(e) all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the related Custodian pursuant to the terms of this Agreement or the related Custodial Agreement;

(f) reinvestment income on the balance of funds, if any, in the related Protected Accounts and the related Distribution Account; and

(g) any fees payable to the Master Servicer (including any Master Servicing Fees) and the Servicers with respect to the Group II-V Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Group II-V Loans.

(2)	All Advances made by a Servicer and/or the Master Servicer with respect to the Group II-V Loans for that Distribution Date;

(3)	Any amounts paid as Compensating Interest on the Group II-V Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)	The total amount of any cash deposited in the related Distribution Account in connection with the repurchase of any Group II-V Loan by the Depositor or the Sponsor; and

(5)	the total amount of any cash related to the Group II-V Loans deposited in the related Distribution Account in connection with an optional termination of the Trust Fund.

Group II-V Certificateholders: The registered holders of the Group II-V Certificates.

Group II-V Certificates: Class II-A-1, Class II-A-2, Class II-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class A-R Certificates.

Group II-V Loan Group: Any Loan Group comprised of the Group II Loans, Group III Loans, Group IV Loans or Group V Loans.

Group II-V Loans: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group II-V Loans.

Group II-V Senior Certificates: Any of the Group II Senior Certificates, Group III Senior Certificates, Group IV Senior Certificates or Group V Senior Certificates, as applicable.

Group II-V Subordinate Certificates: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Group II Available Distribution Amount: For any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group II Loans.

Group II Loans: Those Loans having original terms to maturity of not greater than thirty (30) years and identified on the Loan Schedule as Group II Loans.

Group II Senior Certificates: The Class II-A-1 Certificates and Class II-A-2 Certificates.

Group III Available Distribution Amount: For any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group III Loans.

Group III Loans: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group III Loans.

Group III Senior Certificates: The Class III-A-1 Certificate and Class III-A-2 Certificates.

Group IV Available Distribution Amount: For any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group IV Loans.

Group IV Loans: Those Loans having original terms to maturity of not greater than thirty (30) years and identified on the Loan Schedule as Group IV Loans.

Group IV Senior Certificates: The Class IV-A-1 Certificates and Class IV-A-2 Certificates.

Group V Available Distribution Amount: For any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group V Loans.

Group V Loans: Those Loans having original terms to maturity of not greater than thirty (30) years and identified on the Loan Schedule as Group V Loans.

Group V Senior Certificates: The Class V-A-1 Certificates and Class V-A-2 Certificates.

Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Servicer, the Master Servicer and the Securities Administrator, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, any Servicer, the Master Servicer or the Securities Administrator or any Affiliate of the aforementioned and (iii) is not connected with the Depositor, any Servicer, the Master Servicer or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (a) as of the first Business Day forty-five (45) days prior to such Adjustment Date or (b) as of the first Business Day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

Indirect Depository Participants: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

IndyMac: IndyMac Bank FSB or any successor thereto.

IndyMac Servicing Agreement: Shall mean the First Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2005, as amended and rested to and including December 1, 2005, between the Sponsor and IndyMac (as modified pursuant to the related Assignment Agreement).

Insurance Proceeds: Proceeds of any title policy, hazard policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement.

Interest Accrual Period: The Interest Accrual Period for the Group I Certificates shall be (a) as to the Distribution Date in February 2006, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in February 2006, and (b) as to any Distribution Date after the Distribution Date in February 2006, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. The Interest Accrual Period for the Group II-V Certificates and each Distribution Date will be the calendar month preceding the month in which that Distribution Date occurs. Interest on the Group I Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. Interest on the Group II-V Certificates will be calculated based on a 360-day year consisting of twelve 30-day months.

Interest Carry Forward Amount: With respect to any class of Group I Certificates and any Distribution Date will be equal to the amount, if any, by which the related Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any related Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Distribution Amount: On any Distribution Date, for any Class of Group I Certificates (other than the Class I-P1, Class I-P2 and Class I-R Certificates), interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that Class immediately prior to such Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the related Servicers, Relief Act Interest Shortfalls and, with respect to the Mezzanine Certificates, such class’ allocable share of the interest portion of Realized Losses incurred on the Group I Loans.

On any Distribution Date, for any Class of Group II-V Certificates (other than the Class II/V-P1 Certificates and Class II/V-P2 Certificates), the sum of (i) interest accrued on the related Certificate which shall be equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the aggregate Certificate Principal Balance for such Class before giving effect to allocations of Realized Losses on the Group II-V Loans in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by (b) Net Interest Shortfalls allocated to such Class pursuant to the definition of “Net Interest Shortfall”, including the interest portion of Realized Losses on the Group II-V Loans allocated to such Class pursuant to Section 4.2 and (ii) the amount of interest accrued but unpaid to such Class from prior Distribution Dates.

Interest Remittance Amount: For any Distribution Date and the Group I Loans will be that portion of the Group I Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Loans net of amounts payable or reimbursable to the related Servicers, the Master Servicer, the Securities Administrator, the Trustee or the Custodians as provided herein, and the related Servicing Agreements and Custodial Agreements.

Investment Withdrawal Distribution Date: As defined in Section 3.23(c).

Junior Subordinate Certificates: The Class B-3, Class B-4 and Class B-5 Certificates, collectively.

Last Scheduled Distribution Date: The Distribution Date occurring in February 25, 2036, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Loan.

LIBOR: For the initial Interest Accrual Period, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second Business Day preceding the Closing Date with respect to the Adjustable Rate Certificates, and for any Interest Accrual Period thereafter, on the second Business Day preceding the related Interest Accrual Period, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

(i)  The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major Reference Banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

(ii)  If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

The establishment of LIBOR and each Pass-Through Rate for the Group I Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Adjustable Rate Certificate and the Securities Administrator.

LIBOR Business Day: Any day on which dealings in United States dollars are transacted in the London interbank market.

LIBOR Determination Date: With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Adjustable Rate Certificates, the second LIBOR Business Day preceding such Interest Accrual Period on which the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period.

Liquidated Loan: A Loan as to which the related Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

Liquidation Principal: With respect to any Distribution Date and any Loan Group, the principal portion of net Liquidation Proceeds received with respect to each such Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

Liquidation Proceeds: The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer, pursuant to the related Servicing Agreement in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.1, in each case net of any portion thereof that represents a recovery of principal or interest for which an Advance was made by a Servicer or the Master Servicer.

Loan Documents: The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

Loan Group: The Group I Loans, Group II Loans, Group III Loans, Group IV Loans or Group V Loans, as applicable.

Loan Schedule: The schedule, as amended from time to time, of Loans, attached hereto as Schedule One, which shall set forth as to each Loan the following, among other things:

(i)	the loan number of the Loan and name of the related Mortgagor;

(ii)	the street address of the Mortgaged Property including city, state and zip code;

(iii)	the Mortgage Interest Rate as of the Cut-Off Date;

(iv)	the original term and maturity date of the related Mortgage Note;

(v)	the original Principal Balance;

(vi)	the first payment date;

(vii)	the Monthly Payment in effect as of the Cut-Off Date;

(viii)	the date of the last paid installment of interest;

(ix)	the unpaid Principal Balance as of the close of business on the Cut-Off Date;

(x)	the Loan-to-Value ratio at origination;

(xi)	the type of property and the Original Value of the Mortgaged Property;

(xii)	whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

(xiii)	the nature of occupancy at origination;

(xiv)	the related Loan Group;

(xv)	the first Adjustment Date;

(xvi)	the Gross Margin;

(xvii)	the Maximum Mortgage Rate under the terms of the Mortgage Note;

(xviii)	the Minimum Mortgage Rate under the terms of the Mortgage Note;

(xix)	the Periodic Rate Cap;

(xx)	the first Adjustment Date immediately following the Cut-off Date;

(xxi)	the Index;

(xxii)	the applicable Servicer and the applicable Servicing Fee Rate;

(xxiii)	the applicable Custodian; and

(xxiv)	the applicable Loan Group.

Loans: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a “Loan”.

Loan-to-Value Ratio: The original principal amount of a Loan divided by the Original Value; however, references to “current Loan-to-Value Ratio” shall mean the then current Principal Balance of a Loan divided by the Original Value.

Marker Rate: With respect to the Class I-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rate for each of REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the Pass-Through Rate for the Corresponding Certificates for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

Master Servicer Event of Default: One or more of the events described in Section 7.1 hereof.

Master Servicing Compensation: As defined in Section 3.14(a).

Master Servicing Fee: As to each Loan and any Distribution Date, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date.

Master Servicing Fee Rate: 0.000% per annum.

Maximum ZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest I-M-8, for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Mezzanine Certificate: Any one of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 or Class I-M-8 Certificates.

Maximum Mortgage Rate: With respect to each Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

Minimum Mortgage Rate: With respect to each Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Monthly Advance: As to any Loan or REO Property, any advance made by a Servicer in respect of any Determination Date or in respect of any Distribution Date by a successor Servicer (including the Master Servicer) or by the Master Servicer pursuant to Section 4.7 of this Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws.)

Monthly Payment: The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File: The Loan Documents pertaining to a particular Loan.

Mortgage Interest Rate: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of January 31, 2006 between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit D hereto.

Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

Mortgage Pool: All of the Loans.

Mortgaged Property: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

Mortgagor: The obligor on a Mortgage Note.

National City: National City Mortgage Co., or any successor thereto.

National City Servicing Agreement: The Master Seller’s Warranties and Servicing Agreement, dated as of January 1, 2005 between the Sponsor and National City, as amended by Amendment Number One dated January 24, 2006 (as modified pursuant to the related Assignment Agreement).

Net Interest Shortfall: For any Distribution Date and the Group II-V Certificates, the sum of (i) any Prepayment Interest Shortfall for such Distribution Date, (ii) any Relief Act Interest Shortfall for such Distribution Date and (iii) the portion of Realized Losses on the Group II-V Loans attributable to interest allocated to the Group II-V Certificates.

Net Monthly Excess Cashflow: For any Distribution Date and the Group I Loans, the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Group I Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Group I Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Group I Principal Remittance Amount and any Group I Net Swap Payment or Group I Swap Termination Payment (not caused by the occurrence of a Group I Swap Provider Trigger Event) owed to the Group I Swap Provider.

Net Mortgage Rate: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the related Servicing Fee Rate and the rate at which any lender paid mortgage insurance is calculated.

Net WAC Pass Through Rate: For the Group I Certificates and any Distribution Date, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Loans in the prior calendar month minus the fees payable to the related Servicers with respect to the Group I Loans for such Distribution Date and the Group I Net Swap Payment payable to the Group I Swap Provider or Group I Swap Termination Payment payable to the Group I Swap Provider which was not caused by the occurrence of a Group I Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Pass-Through Rates on the REMIC II Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest.

Net WAC Rate Carryover Amount: With respect to the Group I Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such Certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

Nonrecoverable Advance: With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer shall have determined to be nonrecoverable pursuant to Section 4.7, respectively, and which was, or is proposed to be, made by such Servicer or the Master Servicer.

Non-U.S. Person: A Person that is not a U.S. Person.

Notional Amount: With respect to the Class I-CE Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest I-P1 and REMIC II Regular Interest I-P2) for such Distribution Date.

With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-69-A
2	I-2-A through I-69-A
3	I-3-A through I-69-A
4	I-4-A through I-69-A
5	I-5-A through I-69-A
6	I-6-A through I-69-A
7	I-7-A through I-69-A
8	I-8-A through I-69-A
9	I-9-A through I-69-A
10	I-10-A through I-69-A
11	I-11-A through I-69-A
12	I-12-A through I-69-A
13	I-13-A through I-69-A
14	I-14-A through I-69-A
15	I-15-A through I-69-A
16	I-16-A through I-69-A
17	I-17-A through I-69-A
18	I-18-A through I-69-A
19	I-19-A through I-69-A
20	I-20-A through I-69-A
21	I-21-A through I-69-A
22	I-22-A through I-69-A
23	I-23-A through I-69-A
24	I-24-A through I-69-A
25	I-25-A through I-69-A
26	I-26-A through I-69-A
27	I-27-A through I-69-A
28	I-28-A through I-69-A
29	I-29-A through I-69-A
30	I-30-A through I-69-A
31	I-31-A through I-69-A
32	I-32-A through I-69-A
33	I-33-A through I-69-A
34	I-34-A through I-69-A
35	I-35-A through I-69-A
36	I-36-A through I-69-A
37	I-37-A through I-69-A
38	I-38-A through I-69-A
39	I-39-A through I-69-A
40	I-40-A through I-69-A
41	I-41-A through I-69-A
42	I-42-A through I-69-A
43	I-43-A through I-69-A
44	I-44-A through I-69-A
45	I-45-A through I-69-A
46	I-46-A through I-69-A
47	I-47-A through I-69-A
48	I-48-A through I-69-A
49	I-49-A through I-69-A
50	I-50-A through I-69-A
51	I-51-A through I-69-A
52	I-52-A through I-69-A
53	I-53-A through I-69-A
54	I-54-A through I-69-A
55	I-55-A through I-69-A
56	I-56-A through I-69-A
57	I-57-A through I-69-A
58	I-58-A through I-69-A
59	I-59-A through I-69-A
60	I-60-A through I-69-A
61	I-61-A through I-69-A
62	I-62-A through I-69-A
63	I-63-A through I-69-A
64	I-64-A through I-69-A
65	I-65-A through I-69-A
66	I-66-A through I-69-A
67	I-67-A through I-69-A
68	I-68-A through I-69-A
69	I-69-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Notional Amount of the REMIC II Regular Interest IO.

Offered Certificate: The Group I Senior Certificates, Mezzanine Certificates, Group II-V Senior Certificates and the Class M, Class B-1 and Class B-2 Certificates.

Officer’s Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

Optional Termination Date: With respect to (a) the Group I Loans, the Distribution Date on which the aggregate Principal Balance of the Group I Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 5% of the aggregate Principal Balance of the Group I Loans as of the Cut-off Date, and (b) the Group II-V Loans, the Distribution Date on which the aggregate Principal Balance of the Group II-V Loans (and any properties in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 5% of the aggregate Principal Balance of the Group II-V Loans as of the Cut-off Date.

Original Value: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

OTS: The Office of Thrift Supervision, or any successor thereto.

Overcollateralization Amount: With respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Group I Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Group I Senior Certificates and the Mezzanine Certificates after taking into account the payment of the Group I Principal Remittance Amount on such Distribution Date.

Overcollateralization Increase Amount: With respect to any Distribution Date and the Group I Loans will be the amount, if any of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the Group I Certificates then entitled to distributions of principal to the extent the Group I Required Overcollateralization Amount exceeds the Overcollateralization Amount.

Overcollateralization Reduction Amount: For any Distribution Date and the Group I Loans is the amount by which the Overcollateralization Amount exceeds the Group I Required Overcollateralization Amount, but is limited to the Group I Principal Remittance Amount. The Overcollateralization Reduction Amount will be zero when a Group I Trigger Event is in effect.

Overcollateralized Group: With respect to any Distribution Date and a Group II-V Loan Group, any such Loan Group which is not an Undercollateralized Group.

Ownership Interest: With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

Pass-Through Entity: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: With respect to the Class I-A-1 Certificates and the Distribution Date in February 2006, 4.6100% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.11% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.22% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-A-1 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.11% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.22% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-A-1.

With respect to the Class I-A-2 Certificates and the Distribution Date in February 2006, 4.7600% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.21% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.42% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-A-2 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.21% per annum in the case of each Distribution Date with respect to the Group I Loans through and including the Optional Termination Date and 0.42% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-A-2.

With respect to the Class I-A-3 Certificates and the Distribution Date in February 2006, 4.8600% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.33% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.66% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-A-3 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.33% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.66% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-A-3.

With respect to the Class I-A-4 Certificates and the Distribution Date in February 2006, 4.8400% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.30% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.60% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-A-4 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.30% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.60% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-A-4.

With respect to the Class I-M-1 Certificates and the Distribution Date in February 2006, 5.0100% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.410% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.615% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-1 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.410% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.615% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-1.

With respect to the Class I-M-2 Certificates and the Distribution Date in February 2006, 5.0300% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.430% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.645% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-2 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.430% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.645% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-2.

With respect to the Class I-M-3 Certificates and the Distribution Date in February 2006, 5.0900% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.450% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.675% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-3 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.450% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.675% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-3.

With respect to the Class I-M-4 Certificates and the Distribution Date in February 2006, 5.2800% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.580% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.870% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-4 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.580% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.870% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-4.

With respect to the Class I-M-5 Certificates and the Distribution Date in February 2006, 5.3300% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.630% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 0.945% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-5 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.630% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 0.945% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-5.

With respect to the Class I-M-6 Certificates and the Distribution Date in February 2006, 5.4300% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 0.720% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 1.080% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-6 Certificates will equal the lesser of (a) One-Month LIBOR plus 0.720% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 1.080% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-6.

With respect to the Class I-M-7 Certificates and the Distribution Date in February 2006, 6.5300% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 1.250% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 1.875% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-7 Certificates will equal the lesser of (a) One-Month LIBOR plus 1.250% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 1.875% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-7.

With respect to the Class I-M-8 Certificates and the Distribution Date in February 2006, 7.5300% per annum, and with respect to any Distribution Date thereafter will be a per annum rate (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus 3.000% per annum, in the case of each Distribution Date through and including Optional Termination Date with respect to the Group I Loans, or One-Month LIBOR plus 4.500% per annum, in the case of any Distribution Date following the Optional Termination Date with respect to the Group I Loans and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class I-M-8 Certificates will equal the lesser of (a) One-Month LIBOR plus 3.000% per annum in the case of each Distribution Date through and including the Optional Termination Date with respect to the Group I Loans and 4.500% per annum in the case of each Distribution Date thereafter and (b) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest I-M-8.

With respect to the Class I-R Certificates and the Distribution Date in February 2006, 6.1791% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate on the Group I Loans for the related Distribution Date.

With respect to the Class II-A-1 Certificates and the Distribution Date in February 2006, 5.5064% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Loans for the related Distribution Date.

With respect to the Class II-A-2 Certificates and the Distribution Date in February 2006, 5.5064% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Loans for the related Distribution Date.

With respect to the Class III-A-1 Certificates and the Distribution Date in February 2006, 5.5677% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group III Loans for the related Distribution Date.

With respect to the Class III-A-2 Certificates and the Distribution Date in February 2006, 5.5677% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group III Loans for the related Distribution Date.

With respect to the Class IV-A-1 Certificates and the Distribution Date in February 2006, 5.3350% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group IV Loans for the related Distribution Date.

With respect to the Class IV-A-2 Certificates and the Distribution Date in February 2006, 5.3350% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group IV Loans for the related Distribution Date.

With respect to the Class V-A-1 Certificates and the Distribution Date in February 2006, 5.8420% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group V Loans for the related Distribution Date.

With respect to the Class V-A-2 Certificates and the Distribution Date in February 2006, 5.8420% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group V Loans for the related Distribution Date.

With respect to the Class A-R Certificates and the Distribution Date in February 2006, 5.5064% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate on the Group II Loans for the related Distribution Date.

With respect to the Group II-V Subordinate Certificates and the Distribution Date in February 2006, 5.5263% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to (1) the sum of the following for each Group II-V Loan Group: the product of (x) the weighted average Net Mortgage Rate of the related Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate Certificate Principal Balance of the Group II-V Subordinate Certificates immediately prior to that Distribution Date. For federal income tax purposes, the pass-through rate on the Group II-V Subordinate Certificates will equal the weighted average of the Uncertificated REMIC A Pass-Through Rates on each REMIC A Regular Interest ending with the designation “SUB,” weighted on the basis of the Uncertificated Principal Balance of each such REMIC A Regular Interest.

With respect to the Class I-CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (xvi) below, and the denominator of which is the aggregate Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class I-CE Certificates, the numerator is equal to the sum of the following components:

(i)	the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest AA;

(ii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-1;

(iii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-2;

(iv)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-A-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-2;

(v)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-A-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-A-4;

(vi)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-1;

(vii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-2;

(viii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-3;

(ix)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-4;

(x)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-5;

(xi)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-6;

(xii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-7;

(xiii)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest I-M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest I-M-8;

(xiv)
the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ;

(xv)	100% of the interest distributable on REMIC II Regular Interest I-P1;

(xvi)	100% of the interest distributable on REMIC II Regular Interest I-P2.

Payoff: Any voluntary payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

PCAOB: Means the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Class of Certificates (other than the Residual Certificates) and any date of determination, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

Periodic Rate Cap: With respect to each Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel (which shall not be an expense of the Securities Administration or the Trustee) that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 5.2.

Plan Assets: As defined in Section 5.2.

Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Loan pursuant to the terms of the related Mortgage Note, as set forth on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule Two (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Principal Balance of the related Loan; and

(vi)	the Principal Balance of the related Loan as of the Cut-Off Date.

Prepayment Interest Shortfall: For any Distribution Date and any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month’s interest at the applicable Net Mortgage Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Prepayment Period: For any Distribution Date and each Servicer, the period specified in the related Servicing Agreement.

Principal Balance: For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date or Subsequent Cut-Off Date, as applicable, after deduction of all principal payments due on or before the Cut-Off Date or Subsequent Cut-off Date, as applicable, whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date or Subsequent Cut-Off Date, as applicable, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, “Principal Balance” shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date or Subsequent Cut-Off Date, as applicable, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date or Subsequent Cut-Off Date, as applicable, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination. The Principal Balance of a Liquidated Loan shall be zero.

Principal Distribution Amount: Principal Distribution Amount for any Distribution Date and a Group II-V Loan Group will be the sum of:

(1) Monthly Payments on the related Loans due during the related Due Period;

(2) the principal portion of repurchase proceeds received with respect to the related Loans which were repurchased as permitted or required pursuant to Section 2.3 of this Agreement during the related Prepayment Period;

(3) any other unscheduled payments of principal which were received on the related Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal; plus

(4) Transfer Payments Received, plus interest thereon, for such Group II-V Loan Group and Distribution Date; minus

(5) Transfer Payments Made, plus interest thereon, from such Group II-V Loan Group and Distribution Date.

Principal Prepayment: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: On any Distribution Date and for any Group II-V Loan Group, the sum of (i) Curtailments received during the related Prepayment Period, (ii) Payoffs received during the related Prepayment Period and (iii) Subsequent Recoveries, Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period.

Protected Account: An account or accounts established and maintained for the benefit of the related Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

Purchase Obligation: An obligation of the Depositor or the Sponsor to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

Purchase Price: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or in the case of an REO Property being purchased as provided in Section 9.1, 100% of the fair market value of such REO Property), (ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or advanced by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.1, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or advanced by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees or Master Servicing Fees allocable to such Loan or REO Property and (iv) in the case of a Loan required to be purchased pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law.

Rating Agency: Initially, each of S&P, Moody’s and Fitch; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

Realized Loss: With respect to any Distribution Date and any Liquidated Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Loan remaining outstanding (after all recoveries of principal, including net Liquidation Proceeds, have been applied thereto) and the principal portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans in such Loan Group other than the related Loan, and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans in such Loan Group other than the related Loan. The amounts described in clause (i) shall be the principal portion of Realized Losses and the amounts described in clause (ii) shall be the interest portion of Realized Losses. In addition, to the extent a Servicer receives Subsequent Recoveries with respect to any defaulted Loan, the amount of the Realized Loss with respect to that defaulted Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Group I Certificates (other than the Class I-CE, Class I-P1, Class I-P2 and Class I-R Certificates) and any Distribution Date, the Business Day preceding such Distribution Date. The Record Date for the Class I-CE, Class I-P1, Class I-P2, Class I-R and Group II-V Certificates and any Distribution Date is the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Reference Banks: Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

Regular Interest Certificates: The Certificates, other than the Class R Certificates.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S Permanent Global Certificate: As defined in Section 5.1.

Regulation S Temporary Global Certificate: As defined in Section 5.1.

Release Date: The 40th day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

Relevant Servicing Criteria: Means the Servicing Criteria applicable to the various parties, as set forth on Exhibit E attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee or a Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemembers Relief Act of 2003, as amended, or similar state or local laws.

Relief Act Interest Shortfall: With respect to any Distribution Date and a Loan, any reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC A: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group II-V Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any late payment charges received on the Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account and belonging to the Trust Fund; (iii) any REO Property in respect of a Group II-V Loans; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Group II-V Loans; and (v) the Depositor’s interest in respect of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof.

REMIC A Regular Interests:  Any of the separate non-certificated beneficial ownership interests in REMIC A (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC A. Each REMIC A Regular Interest shall accrue interest at the related Uncertificated REMIC A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC A Subordinate Balance Ratio: The ratio among the Uncertificated Principal Balances of each of the REMIC A Regular Interests ending with the designation “SUB,” equal to the ratio among:

(1)	the excess of (x) the aggregate Scheduled Principal Balance of the Group II Loans over (y) the aggregate Certificate Principal Balance of the Group II Senior Certificates;

(2)	the excess of (x) the aggregate Scheduled Principal Balance of the Group III Loans over (y) the aggregate Certificate Principal Balance of the Group III Senior Certificates.

(3)	the excess of (x) the aggregate Scheduled Principal Balance of the Group IV Loans over (y) the aggregate Certificate Principal Balance of the Group IV Senior Certificates; and

(4)	the excess of (x) the aggregate Scheduled Principal Balance of the Group V Loans over (y) the aggregate Certificate Principal Balance of the Group V Senior Certificates.

REMIC B: The pool of assets consisting of the REMIC A Regular Interests and all payments of principal or interest on or with respect to the REMIC II Regular Interests after the Cut-Off Date.

REMIC B Certificates:  Group II Senior Certificates, Group III Senior Certificates, Group IV Senior Certificates, Group V Senior Certificates, Group II-V Subordinate Certificates, Class II/V-P1 Certificates, Class II/V-P2 Certificates and the Class A-R Certificates.

REMIC B Regular Interests:  Any of the Group II-V Certificates (other than the Class A-R Certificates), the Class II/V-P1 Certificates and the Class II/V-P2 Certificates.

REMIC Opinion: An Opinion of Counsel stating that, under the REMIC Provisions, any contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: Any of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC A Regular Interests or REMIC B Regular Interests.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group I Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any late payment charges received on the Group I Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account and belonging to the Trust Fund; (iii) any REO Property in respect of a Group I Loans; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Group I Loans; and (v) the Depositor’s interest in respect of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof. Notwithstanding the foregoing, however, REMIC I specifically excludes the Group I Reserve Fund, the Group I Swap Agreement and Supplemental Interest Trust and any payments made thereunder.

REMIC I Regular Interests:  Any of the separate non-certificated beneficial ownership interests in REMIC I (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest I-M-8 in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest I-M-8 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ.

REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

REMIC II Regular Interests:  Any of the separate non-certificated beneficial ownership interests in REMIC II (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III: The pool of assets consisting of the REMIC II Regular Interests and all payments of principal or interest on or with respect to the REMIC II Regular Interests after the Cut-Off Date.

REMIC III Regular Interests: Any of the Group I Certificates (other than the Class I-R Certificates).

REMIC III Certificates: The Group I Senior Certificates, Mezzanine Certificates, Class I-P1 Certificates, Class I-P2 Certificates and the Class I-R Certificates.

Remittance Report: A report by the Securities Administrator pursuant to Section 4.6.

RFC: Residential Funding Corporation, or any successor thereto.

RFC Servicing Agreement: The Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005 between the Sponsor and RFC, as amended by Regulation AB Compliance Addendum to Standard Terms and Provisions of Sale and Servicing Agreement dated as of January 1, 2006 (as modified pursuant to the related Assignment Agreement).

REO Disposition: The sale or other disposition of an REO Property on behalf of REMIC I.

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property, title to which has been acquired by a Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

Required Overcollateralization Percentage: for any Distribution Date and the Group I Loans will be a percentage equal to (a) the Group I Required Overcollateralization Amount divided by (b) the aggregate outstanding principal balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period).

Reportable Event: Has the meaning set forth in Section 3.28(b) of this Agreement.

Residual Certificateholder: The registered Holder of a Class R Certificate (which is comprised of the Class I-R Certificates and Class A-R Certificates).

Residual Certificates: The Class R Certificates (which is comprised of the Class I-R Certificates and Class A-R Certificates). Components R-1, R-2 and R-3 of the Class I-R Certificates are hereby designated as the sole Class of “residual interests” in each of REMIC I, REMIC II and REMIC III, respectively. Components R-A and R-B of the Class A-R Certificates are hereby designated as the sole Class of “residual interests” in each of REMIC A and REMIC B, respectively.

Responsible Officer: When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. provided, that at any time it is a Rating Agency.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.19 of this Agreement.

Scheduled Principal Balance: With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the Principal Balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

Senior Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2 and Class A-R Certificates.

Senior Interest Distribution Amount: For any Distribution Date and the Group I Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for such Certificates.

Senior Interest Shortfall Amount: For any Distribution Date and the Senior Certificates of a Group II-V Loan Group will be equal to that amount by which the Interest Distribution Amount payable to the related Senior Certificates on such Distribution Date exceeds the related Available Distribution Amount for such Distribution Date.

Senior Liquidation Amount: For any Distribution Date and a Group II-V Loan Group, the aggregate with respect to each Loan in such Group II-V Loan Group which became a Liquidated Loan during the related Prepayment Period, of the lesser of: (i) the related Senior Percentage of the Principal Balance of such Loan, and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan.

Senior Percentage: As of the Closing Date, 94.25% for each Group II-V Loan Group; thereafter, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the related Senior Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans in such Group II-V Loan Group, in each case as of the first day of the related Due Period.

Senior Prepayment Percentage: For any Group II-V Loan Group and any Distribution Date, the percentage indicated in the following table:

Distribution Date Occurring In	Senior Prepayment Percentage
February 2006 through January 2013	100%
February 2013 through January 2014	Senior Percentage + 70% of the Subordinate Percentage
February 2014 through January 2015	Senior Percentage + 60% of the Subordinate Percentage
February 2015 through January 2016	Senior Percentage + 40% of the Subordinate Percentage
February 2016 through January 2017	Senior Percentage + 20% of the Subordinate Percentage
February 2017 and thereafter
Senior Percentage (unless on any Distribution Date, the Senior Percentage with respect to a Group II-V Senior Certificate exceeds the initial Senior Percentage of such Group II-V Senior Certificate as of the Closing Date, in which case such Senior Prepayment Percentage for all Group II-V Senior Certificates for such Distribution Date will once again equal 100%)

Notwithstanding the foregoing, the related Senior Prepayment Percentage for any Group II-V Loan Group will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Group II-V Loans:

•      the aggregate principal balance of all of the Group II-V Loans delinquent 60 days or more (including Group II-V Loans in foreclosure, real estate owned by the Trust Fund and Group II-V Loans the Mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Group II-V Loans, or (b) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Group II-V Subordinate Certificates, is less than 50%, and

•     cumulative Realized Losses on the Loans in each Group II-V Loan Group do not exceed:

•
for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Loans in each Group II-V Loan Group as of the Cut-Off Date or (ii) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Group II-V Subordinate Certificates as of the Closing Date (in either case, the “Original Subordinate Principal Balance”),

•	for the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance,

•	for the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance,

•	for the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and

•	for the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in January 2009, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the Original Subordinate Principal Balance, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in January 2009, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance (the “Two Times Test”), the related Senior Prepayment Percentage will equal the Senior Percentage.

Senior Principal Distribution Amount: With respect to any Distribution Date and a Group II-V Loan Group, the sum of the following for that Distribution Date:

(1)	the related Senior Percentage of the related Principal Distribution Amount;

(2)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount; and

(3)	the related Senior Liquidation Amount.

Senior Termination Date: With respect to a Group II-V Loan Group, the date on which the aggregate Certificate Principal Balance of the Group II-V Senior Certificates related to such Group II-V has been reduced to zero.

Servicer: Countrywide, GMAC, GreenPoint, National City, RFC, Franklin Bank, IndyMac and Wells Fargo, as applicable, or any successor appointed under the applicable Servicing Agreement.

Servicer Remittance Date: With respect to each Distribution Date and each Servicer, the date specified in the related Servicing Agreement.

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: The customary reasonable and necessary “out-of-pocket” costs and expenses incurred prior to or on or after the Cut-Off Date by the related Servicer in connection with a default, delinquency or other unanticipated event by the related Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

Servicing Agreements: The Countrywide Servicing Agreement, the GMAC 2004 Servicing Agreement, the GMAC 2005 Servicing Agreement, the GreenPoint Servicing Agreement, the National City Servicing Agreement, the RFC Servicing Agreement, the Franklin Bank Servicing Agreement, the IndyMac Servicing Agreement and the Wells Fargo Servicing Agreement, each as modified by the related Assignment Agreement.

Servicing Criteria: The “servicing criteria set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the related Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

Servicing Fee Rate: As set forth in the related Servicing Agreement and the Loan Schedule.

Servicing Function Participant: Means any Sub-Servicer or any other Person, other than each Servicer, the Master Servicer, each Custodian, the Trustee and the Securities Administrator, that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Depositor and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

Special Hazard Coverage: As of the Cut-Off Date $4,056,004.50. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(1)	the greatest of:

(a)	the aggregate principal balance of the Group II-V Loans located in the California zip code containing the largest aggregate principal balance of the Group II-V Loans;

(b)	1.0% of the aggregate Principal Balance of the Group II-V Loans; and

(c)
twice the Principal Balance of the largest Group II-V Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(2)	the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group II-V Certificates since the Cut-Off Date.

Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property relating to a Liquidated Loan, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

Special Servicer: A designee of the Sponsor appointed hereunder that (i) (A) is an affiliate of the Master Servicer and services mortgage loans similar to the Loans in the jurisdictions in which the related Mortgaged Properties are located or (B) has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” as a special servicer by Moody’s, (ii) the Rating Agencies have confirmed to the Trustee that such appointment will not result in the reduction or withdrawal of the then current ratings of any of the Certificates, (iii) has a net worth of at least $25,000,000, (iv) agrees to the conditions set forth in Section 6.7 of this Agreement and (v) is reasonably acceptable to the Master Servicer.

Special Servicer Agreement: An agreement among the Special Servicer, the Sponsor, the Master Servicer and the Trustee which will (i) contain (a) special servicing terms, provisions and conditions for the servicing and administration of defaulted Loans previously serviced by GMAC for which the servicing obligations have been transferred to the Special Servicer pursuant to this Agreement and (b) certain representations and warranties of the Special Servicer regarding the Special Servicer and the performance of its servicing obligations and (ii) be reasonably acceptable to the Master Servicer, the Trustee and the Rating Agencies.

Sponsor: DB Structured Products, Inc., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements.

Startup Day: With respect to each REMIC, the day designated as such pursuant to Section 10.1(b) hereof.

Subordinate Amount: For any Group II-V Loan Group on any date of determination will be the excess of the aggregate principal balance of the related Group II-V Loans over the aggregate Certificate Principal Balance of the related Group II-V Senior Certificates.

Subordinate Certificates: The Mezzanine Certificates, the Group II-V Subordinate Certificates and Class I-CE Certificates.

Subordinate Liquidation Amount: For a Distribution Date and a Group II-V Loan Group, the excess, if any, of (i) the aggregate Liquidation Principal for all Group II-V Loans in such Loan Group which became Liquidated Loans during the related Prepayment Period, over (ii) the related Senior Liquidation Amount for such Distribution Date during the related Prepayment Period.

Subordinate Percentage: For any Distribution Date and a Group II-V Loan Group, 100% minus the related Senior Percentage for such Distribution Date. As of the Closing Date, the Subordinate Percentage will be 5.75% for each Group II-V Loan Group.

Subordinate Prepayment Percentage: For any Distribution Date, 100% minus the related Senior Prepayment Percentage for such Distribution Date. As of the Closing Date, the Subordinate Prepayment Percentage will be 0% for all Group II-V Loan Groups.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and a Group II-V Loan Group, an amount equal to the sum of the following for that Distribution Date:

(1)	the related Subordinate Percentage of the related Principal Distribution Amount;

(2)	the related Subordinate Principal Prepayment Amount; and

(3)	the related Subordinate Liquidation Amount.

provided, however, that the Subordinate Principal Distribution Amount shall be reduced by the amounts described in Section 4.1(q). Any reduction in the Subordinate Principal Distribution Amount pursuant to the foregoing proviso shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order.

Subordinate Principal Prepayment Amount: For any Distribution Date and a Group II-V Loan Group, the Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date.

Subordination Level: On any specified date and any Class of Group II-V Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the aggregate Certificate Principal Balances of all Classes of Group II-V Subordinate Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of Realized Losses on the Group II-V Loans on such date; by (2) the sum of the aggregate Certificate Principal Balances of all Classes of Group II-V Certificates as of such date, before giving effect to distributions of principal or allocations of Realized Losses on the Group II-V Loans on such date.

Subsequent Recoveries: With respect to any Distribution Date, all amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Loan.

Substitute Loan: A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) have the same Due Date as the Due Date on the Deleted Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (vii) is a “qualified mortgage” as defined in the REMIC Provisions and (viii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.8 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Group I Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Tax Matters Person: The Holder of the Class I-R Certificates issued hereunder or any Permitted Transferee of such Class I-R Certificateholder shall be the initial “tax matters person” for REMIC I, REMIC II and REMIC III within the meaning of Section 6231(a)(7) of the Code. The Holder of the Class A-R Certificates issued hereunder or any Permitted Transferee of such Class A-R Certificateholder shall be the initial “tax matters person” for REMIC A and REMIC B within the meaning of Section 6231(a)(7) of the Code.

Termination Price: As defined in Section 9.1.

Transferee: Any Person who is acquiring by an Ownership Interest in a Junior Subordinate Certificate or Residual Certificate.

Transfer Payment: With respect to any Distribution Date and an Undercollateralized Group, the excess, if any, of the Certificate Principal Balance of the Group II-V Senior Certificates related to such Undercollateralized Group immediately prior to such Distribution Date over the aggregate Principal Balance of the Loans in such Group II-V Loan Group at the end of the Prepayment Period related to the immediately preceding Distribution Date.

Transfer Payment Received: The Transfer Payment received by the Undercollateralized Group.

Transfer Payment Made: The Transfer Payment made by the Overcollateralized Group.

Trust Fund: Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC A or REMIC B the Group I Reserve Fund and any amounts on deposit therein and any proceeds thereof. For the avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trust REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC A or REMIC B.

Trustee: HSBC Bank USA, National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Sections 4.1 and 4.3, as applicable and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses, as provided in Sections 4.2. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC A Pass-Through Rate: With respect to each REMIC A Regular Interest ending with the designation “SUB,” and REMIC A Regular Interest ZZZ, the weighted average of the Net Mortgage Rates of the Group II-V Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest LT-2GRP, the weighted average of the Net Mortgage Rates of the Group II Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest LT-3GRP, the weighted average of the Net Mortgage Rates of the Group III Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest LT-4GRP, the weighted average of the Net Mortgage Rates of the Group IV Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest LT-5GRP, the weighted average of the Net Mortgage Rates of the Group V Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest A-R, the weighted average of the Net Mortgage Rates of the Group II Loans, weighted on the basis of the respective Scheduled Principal Balance of each such Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC A Regular Interest II/V-P1 and REMIC A Regular Interest II/V-P2, 0.00%.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest A-I, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans multiplied by 2, subject to a maximum rate of 9.7750%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group I Loans over (ii) 9.7750% and (y) 0.00%. With respect to REMIC I Regular Interest I-P1 and REMIC I Regular Interest I-P2, the weighted average of the Net Mortgage Rates of the Group I Loans.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest AA, REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest A-I, the Uncertificated REMIC I Pass-Though Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to each REMIC I Regular Interest ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Though Rate for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
2	I-2-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
7	I-7-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
11	I-11-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
15	I-15-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
16	I-16-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
17	I-17-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
18	I-18-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
21	I-21-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
23	I-23-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate
24	I-24-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
25	I-25-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
26	I-26-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
27	I-27-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
28	I-28-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
29	I-29-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
30	I-30-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
31	I-31-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
32	I-32-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
33	I-33-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
34	I-34-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
35	I-35-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
36	I-36-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
37	I-37-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
38	I-38-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
39	I-39-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
40	I-40-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
41	I-41-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate
42	I-42-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate
43	I-43-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate
44	I-44-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate
45	I-45-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate
46	I-46-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate
47	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
48	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
49	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
50	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
51	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
52	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
53	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
54	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
55	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
56	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
57	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
58	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
59	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
60	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
61	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
62	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
63	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
64	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
65	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
66	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
67	I-47-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
68	I-68-A through I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-67-A	Uncertificated REMIC I Pass-Through Rate
69	I-69-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-68-A	Uncertificated REMIC I Pass-Through Rate
thereafter	I-1-A through I-69-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest IO, and (i) the first Distribution Date through the 69th Distribution Date, the excess of (x) the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests including the designation “A”, over (y) 2 multiplied by Swap LIBOR. and (ii) thereafter, 0.00%.

Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate, Uncertificated REMIC II Pass-Through Rate and Uncertificated REMIC A Pass-Through Rate.

Uncollected Interest: With respect to any Distribution Date, the sum of (i) the aggregate Prepayment Interest Shortfalls with respect to the Loans for such Distribution Date and (ii) the aggregate Curtailment Shortfalls with respect to the Loans for such Distribution Date.

Uncompensated Interest Shortfall: For any Distribution Date, the excess, if any, of (i) the sum of (a) the related Uncollected Interest for such Distribution Date, and (b) any shortfall in interest collections for the Loans in the calendar month immediately preceding such Distribution Date resulting from a Relief Act Interest Shortfall over (ii) the aggregate Compensating Interest paid by the Servicers and the Master Servicer with respect to the Loans for such Distribution Date, which excess shall be allocated to each Class of Certificates, pro rata, according to the amount of interest accrued thereon in reduction thereof.

Undercollateralized Group: With respect to any Distribution Date, a Group II-V Loan Group for which the aggregate Certificate Principal Balance of the related Group II-V Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Principal Balance of the Loans in such Group II-V Loan Group at the end of the Prepayment Period related to the immediately preceding Distribution Date.

Underwriter: Deutsche Bank Securities Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

U.S. Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

Verification Agent: As defined in Section 3.28.

Verification Report: As defined in Section 3.28.

Wells Fargo: Wells Fargo Bank, National Association, or any successor thereto.

Wells Fargo Custodial Agreement: The Custodial Agreement dated as of January 1, 2006 among the Trustee, Wells Fargo as a Custodian, National City, GreenPoint, GMAC, Countrywide, RFC, Franklin Bank and Wells Fargo as a Servicer, as may be amended or supplemented from time to time.

Wells Fargo Servicing Agreement: Shall mean the Servicing Agreement dated December 1, 2005, each between the Sponsor and Wells Fargo (as modified pursuant to the related Assignment Agreement).

Section 1.2 Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Uncompensated Interest Shortfalls incurred in respect of the Loans for any Distribution Date shall be allocated to the REMIC I Regular Interests, pro rata, to the extent of one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Uncompensated Interest Shortfalls incurred in respect of the Loans for any Distribution Date shall be allocated to the REMIC II Regular Interests, pro rata, to the extent of one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC II Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC A Regular Interests for any Distribution Date, the aggregate amount of any Uncompensated Interest Shortfalls incurred in respect of the Loans for any Distribution Date shall be allocated to the REMIC A Regular Interests, pro rata, to the extent of one month’s interest at the then applicable respective Uncertificated REMIC A Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC A Regular Interest.

ARTICLE II
CONVEYANCE OF TRUST FUND;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1 Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements, and the Assignment Agreements, the right to any Group I Net Swap Payment and any Group I Swap Termination Payment payable to the Group I Swap Provider and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). Copies of the Mortgage Loan Purchase Agreement, the Assignment Agreements and the Servicing Agreements are attached to this Agreement).

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the related Custodian pursuant to the related Custodial Agreement the documents with respect to each Loan as described under Section 2 of the related Custodial Agreement (the “Loan Documents”). In connection with such delivery and as further described in the related Custodial Agreement, the related Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreements) with respect to such review with exceptions noted thereon. In addition, the Depositor under the related Custodial Agreement will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the related Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 3.12, and preparation and delivery of the certifications shall be performed by the related Custodian pursuant to the terms and conditions of the related Custodial Agreement.

The Depositor shall deliver or cause the related originator to deliver to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or related Custodian, such documents including the mortgagee policy of title insurance and any Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing its obligations under this Agreement.

The Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Loan sold by the Sponsor to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)) and (ii) Substitute Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Substitute Loan sold by the Sponsor to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C), or as defined under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.2 Acceptance by Trustee. The Trustee acknowledges receipt, subject to the provisions of Section 2.1 hereof and Section 2 of the Custodial Agreements, of the Loan Documents and all other assets included in the definition of “REMIC I” and “REMIC A” under clauses (i), (ii), (to the extent of amounts deposited into the Distribution Accounts), (iv) and (v) and declares that it holds (or the related Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the related Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” and “REMIC A” in trust for the exclusive use and benefit of all present and future Certificateholders.

Section 2.3 Repurchase or Substitution of Loans.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Sponsor of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee or the related Custodian shall promptly notify the Sponsor of such defect, missing document or breach and request that the Sponsor deliver such missing document, cure such defect or breach within 60 days from the date the Sponsor was notified of such missing document, defect or breach, and if the Sponsor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to repurchase such Loan from REMIC I or REMIC A at the Purchase Price within 90 days after the date on which the Sponsor was notified of such missing document, defect or breach, if and to the extent that the Sponsor is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the related Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the Custodial Agreements, shall release or cause the related Custodian to release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Sponsor may cause such Loan to be removed from REMIC I or REMIC A (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of the Sponsor to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. Notwithstanding the foregoing, if the representation made by the Sponsor in Section 6(xxiv) of the Mortgage Loan Purchase Agreement is breached, the Trustee shall enforce the obligation of the Sponsor to repurchase such Loan at the Purchase Price, or to provide a Substitute Loan (plus any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law) within 90 days after the date on which the Sponsor was notified of such breach.

In addition, promptly upon the earlier of discovery by the Master Servicer or receipt of notice from a Servicer or the Sponsor to a Responsible Officer of the Master Servicer of the breach of the representation of the Sponsor set forth in Section 5(x) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Certificates in any Prepayment Charge, the Master Servicer shall promptly notify the Sponsor and the Trustee of such breach. The Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

(b) Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

As to any Deleted Loan for which the Sponsor, substitutes a Substitute Loan or Loans, such substitution shall be effected by the Sponsor delivering to the Trustee or the related Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreements, as applicable, together with an Officers’ Certificate providing that each such Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The related Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Master Servicer, with respect to such Substitute Loan or Loans, an initial certification pursuant to the related Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the related Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the related Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of REMIC I or REMIC A and shall be retained by the Sponsor. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

For any month in which the Sponsor substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, the Sponsor shall deliver or cause to be delivered to the Securities Administrator for deposit in the related Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the related Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the related Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the Custodial Agreements, shall release to the Sponsor the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, the Sponsor, the Master Servicer or the Trustee that any Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor shall repurchase or substitute one or more Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by (i) the Sponsor, if the affected Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Sponsor under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan’s status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to the Sponsor or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

(d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.5 which materially and adversely affects the interests of the related Certificateholders in any Loan or Prepayment Charge, the Master Servicer shall cure such breach in all material respects.

Section 2.4 Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular Interests and Residual Interests.

(a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

(b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I, REMIC II, REMIC III, REMIC A and REMIC B be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) in REMIC III shall consist of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-CE, Class I-P1 and Class I-P2 (each a REMIC III Regular Interest). The “residual interest” (within the meaning of Section 860G(a)(2) of the Code) in REMIC III shall consist of Component R-3. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) of REMIC II shall consist of the REMIC II Regular Interests. The “residual interest” (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC II shall consist of Component R-2. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist of the REMIC I Regular Interests. The “residual interest” (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1.

The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) in REMIC B shall consist of the Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class II/V-P1 and Class II/V-P2 Certificates (each a REMIC B Regular Interest). The “residual interest” (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC B shall consist of Component R-B. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) of REMIC A shall consist of the REMIC A Regular Interests. The “residual interest” (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC A shall consist of Component R-A.

Section 2.5            Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

Section 2.6 Reserved.

Section 2.7 Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2006-AR1” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.8 Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a) acquire and hold the Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b) to issue the Certificates sold to the Depositor in exchange for the Loans;

(c) to make payments on the Certificates;

(d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.8 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

Section 3.1 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.6 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Loan monitoring with the actual remittances of the Servicers to the Distribution Account pursuant to the applicable Servicing Agreements.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodians or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, a Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity.

Section 3.2 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof  prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof.

Section 3.3 Monitoring of Servicers. a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of any Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate; provided, however, that if the defaulting Servicer is Wells Fargo, the Trustee shall issue such notice or take such action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer (other than Wells Fargo) under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided, however, that if the defaulting servicer is Wells Fargo, the Trustee shall terminate the rights and obligations of such Servicer and enter into a new servicing agreement with a successor servicer selected by it, provided further that, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Trustee, if applicable, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer or the Trustee, as applicable, shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee, if applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, if applicable, shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer or the Trustee, if applicable, related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, if applicable with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, if applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.4 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Freddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 3.5 Power to Act; Procedures. The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney, in form acceptable to the Trustee, empowering the Master Servicer or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney or any other executed documents delivered by the Trustee pursuant to this paragraph, by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.6 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.7 Release of Mortgage Files.

(a) Upon becoming aware of a Payoff with respect to any Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the applicable Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the related Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the related Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the related Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such Payoff, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Distribution Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The related Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the related Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such request for release shall obligate such Servicer or the Master Servicer to return the Mortgage File to the related Custodian on behalf of the Trustee, when the need therefor by the related Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the related Custodian, on behalf of the Trustee, to such Servicer or the Master Servicer.

Section 3.8 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or the related Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or the related Custodian. Any funds received by the Master Servicer or a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, shall be held by the Master Servicer for and on behalf of the Trustee and the related Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer, such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.9 Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Section 3.23, any amounts collected by the Master Servicer or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the related Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance) primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the related Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Sections 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Accounts or by the Master Servicer in the related Distribution Account, subject to withdrawal pursuant to Section 3.22 or 3.24, as applicable.

Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the related Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the related Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the related Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the related Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

Section 3.13 Realization Upon Defaulted Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14 Compensation for the Master Servicer.

(a) In addition to the Master Servicer’s right to receive its Master Servicing Fee, all income and gain realized from any investment of funds in the Distribution Accounts shall be for the benefit of the Master Servicer as compensation (collectively, the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charges) shall be retained by the applicable Servicer and shall not be deposited in the related Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

(b) The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 3.21.

Section 3.15 REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c) The Master Servicer or the related Servicer, as applicable, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees or Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees or Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer or the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Remittance Date.

Section 3.16 Annual Statement as to Compliance.

(a) The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Additional Servicer or Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator and in the case of the Master Servicer, to the Trustee, on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b) The Master Servicer shall enforce the obligation of the Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement The Master Servicer shall include such annual statement of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c) Failure of the Master Servicer to comply timely with this Section 3.16 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(d) Unless available on the Securities Administrator’s website, copies of such Master Servicer annual statements of compliance shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17 Assessments of Compliance.

(a) By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.28(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 3.18) of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit E and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(d) The Master Servicer shall enforce the obligation of the Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an annual report on assessment of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(e) Failure of the Master Servicer to comply timely with this Section 3.17 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.18 Attestation Reports.

(a) By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b) Promptly after receipt of such report from the Master Servicer the Securities Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.17 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

(c) The Master Servicer shall enforce the obligation of the Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include each such attestation with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

(d) Failure of the Master Servicer to comply timely with this Section 3.18 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.19 Annual Certification. Each Form 10-K required to be filed for the Trust pursuant to Section 3.28 shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act, which shall be signed by the senior officer of the Master Servicer in charge of the master servicing function on behalf of the Trust.

Section 3.20 Intention of the Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17, and 3.18 of this Agreement is to facilitate compliance by the Master Servicer and the Securities Administrator with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.21 Obligation of the Master Servicer in Respect of Compensating Interest. The Master Servicer shall deposit in the related Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

Section 3.22 Protected Accounts.

(a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account with respect to the Group I Loans and the Group II-V Loans in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the related Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Accounts shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of the related Certificateholders.

(b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the related Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and amount required to be distributed to the related Certificateholders resulting from the loss of monies on such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be remitted to the Master Servicer or the Securities Administrator.

(c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the related Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

(i) Monthly Payments on the Group I Loans and Group II-V Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received by the Servicers with respect to the Group I Loans and the Group II-V Loans in the related Prepayment Period, Compensating Interest and the amount of any related Prepayment Charges; and

(iii) Any amount to be used as an Advance.

(d) Withdrawals may be made from a Protected Account or a Distribution Account only to make remittances as provided in Sections 3.22(c), 3.23 and 3.24 or as otherwise provided in the Servicing Agreements, to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 9.1. As provided in Sections 3.22(c) and 3.23(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the related Distribution Account.

Section 3.23 Distribution Accounts.

(a) The Securities Administrator shall establish and maintain, a Distribution Account with respect to the Group I Loans and a Distribution Account with respect to the Group II-V Loans, in each case as a segregated trust account or accounts. The Master Servicer shall deposit in the related Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts with respect to the related Loan Group(s) for the benefit of the related Certificateholders:

(i) Any amounts withdrawn from a Protected Account;

(ii) Any Advance and any amounts in respect of Prepayment Interest Shortfalls or Curtailment Shortfalls;

(iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer;

(iv) The Purchase Price with respect to any Loans purchased by the Sponsor pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Master Servicer pursuant to Section 9.1;

(v) Any amounts required to be deposited by the Master Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

(vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in a Distribution Account pursuant to this Agreement.

(b)           All amounts deposited to a Distribution Account shall be held by the Securities Administrator in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the related Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the related Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)           The Distribution Accounts shall constitute a trust accounts of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Accounts and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Accounts shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the “Investment Withdrawal Distribution Date”) if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Account from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Accounts on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount in the Distribution Account. With respect to each Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 3.24 Permitted Withdrawals and Transfers from the Distribution Accounts.

(a)           The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the related Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes, not in any order of priority:

(i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance, after a Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

(vii)  to pay the Master Servicing Fee and any and all other Master Servicing Compensation to the Master Servicer, the Servicing Fee to the Servicers (to the extent such Servicing Fee was not retained by the Servicer pursuant to the related Servicing Agreement) and to reimburse a Master Servicer for the premium payable in connection with any lender paid mortgage insurance and for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3, 6.3, 8.5 and 10.1;

(viii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the related Servicing Agreement;

(ix) to reimburse the Trustee, the Custodians and the Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement or the Custodial Agreements;

(x) to pay any Group I Net Swap Payment or Group I Swap Termination Payment payable to the Supplemental Trust (unless the Group I Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the Group I Swap Agreement) owed to the Group I Swap Provider;

(xi) to remove amounts deposited in error; and

(xii) to clear and terminate the related Distribution Account pursuant to Section 9.1.

(b)          The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the related Distribution Account pursuant to subclauses (i) through (vi), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the related Distribution Account under Section 3.23(b).

(c)            On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount with respect to each Loan Group to the Holders of the related Certificates in accordance with Section 4.1.

Section 3.25 Group I Reserve Fund.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate segregated trust account titled, “Group I Reserve Fund, Wells Fargo Bank, National Association, in trust for the registered holders of Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1, Group I Mortgage Pass-Through Certificates.” On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Group I Reserve Fund $1,000.

(b) On each Distribution Date, the Securities Administrator will deposit into the Group I Reserve Fund an amount equal to the sum of the Net WAC Rate Carryover Amounts with respect to the Group I Senior Certificates and Mezzanine Certificates rather than distributing such amounts to the Class I-CE Certificateholders. On each Distribution Date, after making the distributions required under Section 4.1(c)(i) through (ix), the Securities Administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Senior Certificates and Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to the Group I Senior Certificates and Mezzanine Certificates for such Distribution Date.

(c)  The Group I Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. For federal and state income tax purposes, the Class I-CE Certificateholders will be deemed to be the owner of the Group I Reserve Fund. Upon the termination of the Trust Fund, or the payment in full of the Group I Certificates, all amounts remaining on deposit in the Group I Reserve Fund will be released by the Trust Fund and distributed to the Class I-CE Certificateholders or their designees. The Group I Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Group I Senior Certificates and Mezzanine Certificates of Net WAC Rate Carryover Amounts, will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d) By accepting a Class I-CE Certificate, each Class I-CE Certificateholder hereby agrees that the Securities Administrator will deposit into the Group I Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class I-CE Certificateholders. By accepting a Class I-CE Certificate, each Class I-CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e) At the direction of the Holders of a majority in Percentage Interest in the Class I-CE Certificates, the Securities Administrator shall direct any depository institution maintaining the Group I Reserve Fund to invest the funds in such account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Group I Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e). If the Holders of a majority in Percentage Interest in the Class I-CE Certificates fail to provide investment instructions, funds on deposit in the Group I Reserve Fund shall be held uninvested by the Securities Administrator without liability for interest or compensation.

(f) For federal tax return and information reporting, the right of the Holders of the Group I Senior Certificates and Mezzanine Certificates to receive payments from the Group I Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

Section 3.26 Reserved.

Section 3.27 Prepayment Penalty Verification.

On or prior to each Servicer Remittance Date, each Servicer shall, to the extent provided in the respective Servicing Agreement, provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties agreed to by the Master Servicer and the Depositor. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the “Verification Agent”) will perform such verification duties and will use its best efforts to issue its findings in a report (the “Verification Report”) delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the respective Servicer and shall notify such Servicer if the Master Servicer has determined that such Servicer did not deliver the appropriate Prepayment Charges to the Master Servicer in accordance with the respective Servicing Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Loan for which there is a discrepancy. If the respective Servicer agrees with the verified amounts, such Servicer shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly. If the respective Servicer disagrees with the determination of the Master Servicer, such Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support such Servicer’s position. The respective Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and such Servicer will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

During such time as the respective Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Distribution Account and the Master Servicer shall not be obligated to remit such payments, unless otherwise required pursuant to Section 7.1 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the respective Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the respective Servicer or for performing the Master Servicer’s duties under this Section 3.27 with respect to a Servicer if such Servicer is unable or unwilling to provide the required data to the Master Servicer or is not required to provide such information to the Master Servicer.

Section 3.28 Reports Filed with Securities and Exchange Commission.

(a)           (i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, within 5 calendar days after the related Distribution Date, (A) the parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR1 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure) and the Master Servicer for review. No later than the Business Day prior to the date specified in the next sentence, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.28(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D that has been prepared and filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.28(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)          (i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon New York time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR1 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a draft copy of the Form 8-K to the Master Servicer and the Depositor for review. No later than the Business Day prior to the date specified in the next sentence, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 8-K. No later than 12:00 noon New York time on the 4th Business Day after the Reportable Event, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.28(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that has been prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.28(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)           (i) Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will notify the Depositor of the amendment pertaining to an additional reporting item on such form and the Depositor will cooperate with the Securities Administrator to prepare any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Master Servicer in charge of the master servicing function. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.28(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)          (i) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Servicing Agreements and the Custodial Agreements, (i) an annual compliance statement for the Servicers, each Additional Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with the Custodians, each, a “Reporting Servicer”) as described under the related Servicing Agreement or Custodial Agreement and Section 3.16, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described in the related Servicing Agreement and Section 3.17, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under the related Servicing Agreement and Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described in the related Servicing Agreement or Custodial Agreement and Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in the related Servicing Agreement or Custodial Agreement or under Section 3.18, and (B) if any registered public accounting firm attestation report described in the related Servicing Agreement or Custodial Agreement or under Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) the Sarbanes-Oxley Certification as described in Section 3.19. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR1 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Master Servicer and, if the Form 10-K contains Additional Form 10-K Disclosure, the Form 10-K will be sent to the Depositor for review and approval prior to execution by the Master Servicer. No later than the Business Day prior to the date specified in the next sentence, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-K. No later than 12:00 noon New York time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.28(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K that has been prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.28(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.28(d), the related Servicing Agreement, Section 3.17, Section 3.18 and Section 3.19. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)           The Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under this Section 3.28 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.1, this Section 3.28 may be amended without the consent of the Certificateholders.

ARTICLE IV
PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
STATEMENTS AND REPORTS

Section 4.1 Distributions to Certificateholders.

On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the related Distribution Account the Available Distribution Amount for each Loan Group for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the related Available Distribution Amount, as applicable, such Certificateholder’s Percentage Interest of the following amounts and in following order and priority:

(a) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account related to the Group I Loans to the extent on deposit therein an amount equal to the Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i) first, to the Supplemental Interest Trust, an amount equal to the sum of any Group I Net Swap Payment owed to the Group I Swap Provider and any Group I Swap Termination Payment owed to the Group I Swap Provider not due to a Group I Swap Provider Trigger Event;

(ii) second, concurrently, to the holders of the Group I Senior Certificates, the related Senior Interest Distribution Amount on a pro rata basis based on the entitlement of each such Class; and

(iii) third, sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, the related Interest Distribution Amount allocable to each such Class.

(b) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account related to the Group I Loans to the extent on deposit therein an amount equal to the Group I Principal Distribution Amount and distribute to the Group I Certificateholders the following amounts, in the following order of priority:

(i) first, to the Supplemental Interest Trust, an amount equal to the sum of any Group I Net Swap Payment owed to the Group I Swap Provider and any Group I Swap Termination Payment owed to the Group I Swap Provider not due to a Group I Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(ii) second, concurrently (i) to the Class I-A-4 Certificates and (ii) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class until the Certificate Principal Balance of each such Class has been reduced to zero, the Group I Senior Principal Distribution Amount for such Distribution Date; provided, however, that distributions to the Class I-A-1, Class I-A-2, and Class I-A-3 Certificates pursuant to clause (ii) shall be made on a sequential basis, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(c) The Group I Principal Distribution Amount remaining after distributions pursuant to Sections 4.1(b)(i) and (ii) above shall be distributed in the following order of priority:

(i) first, to the Holders of the Class I-M-1 Certificates, the lesser of (x) the remaining Group I Principal Distribution Amount and (y) the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero;

(ii) second, to the Holders of the Class I-M-2 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, and (y) the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero;

(iii) third, to the Holders of the Class I-M-3 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above and to the Holders of the Class I-M-2 Certificates under clause second above, and (y) the Class I-M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero;

(iv) fourth, to the Holders of the Class I-M-4 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, to the Holders of the Class I-M-2 Certificates under clause second above and to the Holders of the Class I-M-3 Certificates under clause third above, and (y) the Class I-M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-4 Certificates has been reduced to zero;

(v) fifth, to the Holders of the Class I-M-5 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, to the Holders of the Class I-M-2 Certificates under clause second above, to the Holders of the Class I-M-3 Certificates under clause third above and to the Holders of the Class I-M-4 Certificates under clause fourth above, and (y) the Class I-M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-5 Certificates has been reduced to zero;

(vi) sixth, to the Holders of the Class I-M-6 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, to the Holders of the Class I-M-2 Certificates under clause second above, to the Holders of the Class I-M-3 Certificates under clause third above, to the Holders of the Class I-M-4 Certificates under clause fourth above and to the Holders of the Class I-M-5 Certificates under clause fifth above, and (y) the Class I-M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-6 Certificates has been reduced to zero;

(vii) seventh, to the Holders of the Class I-M-7 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, to the Holders of the Class I-M-2 Certificates under clause second above, to the Holders of the Class I-M-3 Certificates under clause third above, to the Holders of the Class I-M-4 Certificates under clause fourth above, to the Holders of the Class I-M-5 Certificates under clause fifth above and to the Holders of the Class I-M-6 Certificates under clause sixth above, and (y) the Class I-M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class I-M-7 Certificates has been reduced to zero; and

(viii) eighth, to the Holders of the Class I-M-8 Certificates, the lesser of (x) the excess of (i) the remaining Group I Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class I-M-1 Certificates under clause first above, to the Holders of the Class I-M-2 Certificates under clause second above, to the Holders of the Class I-M-3 Certificates under clause third above, to the Holders of the Class I-M-4 Certificates under clause fourth above, to the Holders of the Class I-M-5 Certificates under clause fifth above, to the Holders of the Class I-M-6 Certificates under clause sixth above and to the Holders of the Class I-M-7 Certificates under clause seventh above, and (y) the Class I-M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero.

(d) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i) to the holders of the Group I Senior Certificates and Mezzanine Certificates, an amount equal to the Overcollateralization Increase Amount for such Distribution Date, payable to such holders in accordance with the priorities set forth in Section 4.1(b) above;

(ii) sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, the related Interest Carry Forward Amount for each such Class for such Distribution Date;

(iii) to the Group I Reserve Fund, an amount equal to the sum of the related Net WAC Rate Carryover Amounts, if any for the Group I Senior Certificates and Mezzanine Certificates for such Distribution Date;

(iv) to the holders of the Group I Senior Certificates, the Allocated Realized Loss Amount for each such Class, on a pro rata basis, based on the amount due with respect to each such Class;

(v) sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, the Allocated Realized Loss Amount allocable to each Class;

(vi) to the Supplemental Interest Trust, an amount equal to any Group I Swap Termination Payment owed to the Group I Swap Provider due to a Group I Swap Provider Trigger Event pursuant to the Group I Swap Agreement; and

(vii) to the holders of the Class I-CE Certificates the related Interest Distribution Amount and any Overcollateralization Reduction Amount for such Distribution Date.

The Class I-CE Certificates are intended to receive all principal and interest received by the Trust on the Group I Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Securities Administrator determines that the Residual Certificates are entitled to any distributions on any Distribution Date other than the final Distribution Date, the Securities Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will prepare and request that the other parties hereto enter into an amendment to the Pooling and Servicing Agreement pursuant to Section 11.1, to revise such mistake in the distribution provisions.

(e) On each Distribution Date, after making the distributions of the Group I Available Distribution Amount as set forth above, the Securities Administrator will first, withdraw from the Group I Reserve Fund all income from the investment of funds in the Reserve Fund and distribute such amount to the Holders of the Class I-CE Certificates, and second, withdraw from the Group I Reserve Fund, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount and distribute such amounts to the Group I Senior Certificates and Mezzanine Certificates in the following manner and order of priority: first, concurrently to the Group I Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such Class; second, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; fourth, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; fifth, to the Class I-M-4 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; sixth, to the Class I-M-5 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; seventh, to the Class I-M-6 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; eighth, to the Class I-M-7 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and ninth, to the Class I-M-8 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

(f) On each Distribution Date, the Securities Administrator will withdraw from the related Distribution Account all Prepayment Charges received on the Group I Loans during the related Prepayment Period and shall distribute (i) any Prepayment Charge collected that relates to a Group I Loan serviced by GMAC Mortgage Corporation, Residential Funding Corporation and GreenPoint Mortgage Funding, Inc., to the holders of the Class I-P1 Certificates and (ii) any Prepayment Charge collected that relates to a Group I Loan serviced by IndyMac Bank, F.S.B., to the holders of the Class I-P2 Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P1 Certificates or Class I-P2 Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group I Loans or any Distribution Date thereafter, the Securities Administrator shall make a payment of principal to the Class I-P1 Certificates and Class I-P2 Certificates in reduction of the Certificate Principal Balances thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class I-P1 Certificateholders and Class I-P2 Certificateholders.

(g) On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Group I Reserve Fund, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

(i) first, to the Group I Swap Provider, any Group I Net Swap Payment owed to the Group I Swap Provider pursuant to the Group I Swap Agreement for such Distribution Date;

(ii) second, to the Group I Swap Provider, any Group I Swap Termination Payment owed to the Group I Swap Provider not due to a Group I Swap Provider Trigger Event pursuant to the Group I Swap Agreement;

(iii) third, to the holders of the Class or Classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Group I Required Overcollateralization Amount after taking into account distributions made pursuant to Section 4.1(d)(i) above;

(iv) fourth, to the Group I Senior Certificates, on a pro rata basis, based on the Allocated Realized Loss Amount related to each such Class, in each case up to the Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(v) fifth, to the Mezzanine Certificates, in the order of their numerical class designations, in each case up to the Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vi) sixth, concurrently, to each Class of Group I Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

(vii) seventh, to the Mezzanine Certificates, in the order of their numerical class designations, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(viii) eighth, concurrently, to each Class of Group I Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Group I Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(ix) ninth, to the Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Group I Reserve Fund;

(x) tenth, to the Group I Swap Provider, an amount equal to any Group I Swap Termination Payment owed to the Group I Swap Provider due to a Group I Swap Provider Trigger Event pursuant to the Group I Swap Agreement; and

(xi) eleventh, to the Class I-CE Certificates, any remaining amounts.

(h) On each Distribution Date, the Group II Available Distribution Amount will be distributed in the following manner and order of priority:

(i) first, to the Group II Senior Certificates, the related Interest Distribution Amount with respect to each such Class on a pro rata basis, based on the entitlement of each such Class;

(ii) second, to the Class A-R Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause (h)(i) above, the related Senior Principal Distribution Amount, until the Certificate Principal Balance of the Class A-R Certificates has been reduced to zero; and

(iii) third, to the Group II Senior Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clauses (h)(i) and (h)(ii) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(i) On each Distribution Date, the Group III Available Distribution Amount will be distributed in the following manner and order of priority:

(i) first, to the Group III Senior Certificates, the related Interest Distribution Amount with respect to each such Class on a pro rata basis, based on the entitlement of each such Class; and

(ii) second, to the Group III Senior Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clause (i)(i) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(j) On each Distribution Date, the Group IV Available Distribution Amount will be distributed in the following manner and order of priority:

(i) first, to the Group IV Senior Certificates, the related Interest Distribution Amount with respect to each such Class on a pro rata basis, based on the entitlement of each such Class; and

(ii) second, to the Group IV Senior Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clause (j)(i) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(k) On each Distribution Date, the Group V Available Distribution Amount will be distributed in the following manner and order of priority:

(i) first, to the Class V Senior Certificates, the related Interest Distribution Amount with respect to each such Class on a pro rata basis, based on the entitlement of each such Class; and

(ii) second, to the Class V Senior Certificates from the Group V Available Distribution Amount remaining after payments pursuant to clause (k)(i) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(l) From the Available Distribution Amount remaining after payments pursuant to clauses (h) through (k) above, (i) first, to each class of Group II-V Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount and (ii) second, the make payments to the Group II-V Senior Certificates relating to each Undercollateralized Group, pro rata among the Undercollateralized Groups based on the amount by which are Certificate Principal Balance of the Group II-V Senior Certificates in each such Undercollateralized Group exceeds the aggregate principal balance of the related Loans as described Section 4.1(q) below.

(m) From the sum of the remaining Group II-V Available Distribution Amount, after payments pursuant to clauses (h) through (l) above, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amounts; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Group II-V Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Group II-V Subordinate Certificates junior to such Class will be distributed to the most senior Class of Group II-V Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Group II-V Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class.

(n) To the Group II-V Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (h) through (m) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such Classes of Certificates and then to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, the amount of any unreimbursed losses previously allocated to such Classes of Certificates.

(o) To the Class A-R Certificates, the remainder (which is expected to be zero), if any of the Available Distribution Amount remaining after distributions pursuant to clauses (h) through (n) above.

(p) On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the related Available Distribution Amount on such Distribution Date, distributions will be made to the Group II-V Senior Certificates in the following order of priority:

(i) first, (a) to the Group II Senior Certificates from the Group II Available Distribution Amount, the related Interest Distribution Amount with respect to each such Class, on a pro rata basis, based on the entitlement of each such Class, to the extent of amounts available, (b) to the Group III Senior Certificates from the Group III Available Distribution Amount, the related Interest Distribution Amount with respect to each such Class, on a pro rata basis, based on the entitlement of each such Class, to the extent of amounts available, (c) to the Group IV Senior Certificates from the Group IV Available Distribution Amount, the related Interest Distribution Amount with respect to each such Class, on a pro rata basis, based on the entitlement of each such Class, to the extent of amounts available and (d) to the Group V Senior Certificates from the Group V Available Distribution Amount, the related Interest Distribution Amount with respect to each such Class, on a pro rata basis, based on the entitlement of each such Class, to the extent of amounts available.

(ii) second, (a) to the Group II Certificates, the Group II Available Distribution Amount remaining after payments pursuant to clause (i)(a) above, (b) to the Group III Certificates, the Group III Available Distribution Amount remaining after payments pursuant to clause 1(b) above, (c) to the Group IV Certificates, the Group IV Available Distribution Amount remaining after payments pursuant to clause (i)(c) above, and (d) to the Group V Certificates, the Group V Available Distribution Amount remaining after payments pursuant to clause (i)(d) above, in each case on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii) third, from the related Available Distribution Amount remaining after payments pursuant to clauses (i) and (ii) above, to each class of Group II-V Senior Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date;

(iv) fourth, from the related Available Distribution Amount remaining after payments pursuant to clauses (i) through (iii) above, to each class of Group II-V Senior Certificates, the amount of any unreimbursed losses previously allocated to each class; and

(v) fifth, to the Class A-R Certificates, the remainder, if any (which is expected to be zero), of the Group II-V Available Distribution Amount remaining after distributions pursuant to clauses (i) through (iv) above.

(q) If on any Distribution Date there is an Undercollateralized Group, then the following will occur:

(i) the related Group II-V Available Distribution Amount of the Overcollateralized Group will be reduced, after distributions of interest to the Group III-VII Senior Certificates related to such Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the weighted average Net Mortgage Rate of the Loans in such Undercollateralized Group and that amount will be added to the related Group II V Available Distribution Amount of the Undercollateralized Group; and

(ii) the portion of the related Group II-V Available Distribution Amount in respect of principal on the Loans in the Overcollateralized Group, after distributions of principal to the Group II V Senior Certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of the Available Distribution Amount available therefor, to the Group II-V Senior Certificates of the Undercollateralized Group until the Certificate Principal Balance of the Group II-V Senior Certificates of the Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related Group II-V Loan Group.

Consequently, the Group II-V Subordinate Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All or a portion of the distributions to the Group II-V Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

(r) On each Distribution Date, the Securities Administrator will withdraw from the related distribution account all Prepayment Charges received on the Group II-V Loans during the related Prepayment Period. Any Prepayment Charge collected that relates to a Group II-V Loan serviced by GMAC Mortgage Corporation, Residential Funding Corporation and GreenPoint Mortgage Funding, Inc. will be distributed to the holders of the Class II/V-P1 Certificates. Any Prepayment Charge collected that relates to a Group II-V Mortgage Loan serviced by IndyMac Bank, F.S.B. will be distributed to the holders of the Class II/V-P2 Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II/V-P1 Certificates or Class II/V-P2 Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group II-V Loans or any Distribution Date thereafter, the Securities Administrator shall make a payment of principal to the Class II/V-P1 Certificates and Class II/V-P2 Certificates in reduction of the Certificate Principal Balances thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class II/V-P1 Certificateholders and Class II/V-P2 Certificateholders.

Section 4.2 Allocation of Realized Losses.

(a) Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to each Loan.

(b) Realized Losses on the Group I Loans shall be allocated as follows: first, to Net Monthly Excess Cashflow, second, to the Class I-CE Certificates and to Net Swap Payments received from the Swap Provider under the Group I Swap Agreement for that purpose, third, to the Mezzanine Certificates, beginning with the Class of Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such Class has been reduced to zero, fourth to the Class I-A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and fifth to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(c) All Realized Losses on the Group I Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest A-I until the Uncertificated Principal Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-69-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(d) All Realized Losses on the Group I Loans shall be allocated by the Securities Administrator, on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-8 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-7 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-6 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-5 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-4 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-3 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-2 has been reduced to zero; and ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-1 has been reduced to zero.

(e) Realized Losses on the Group II-V Loans, other than Excess Losses, will be allocated as follows: first, to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and seventh, (i) with respect to Realized Losses incurred on the Group II Loans, first to the Class II-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class II-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (ii) with respect to Realized Losses incurred on the Group III Loans, first to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (iii) with respect to Realized Losses incurred on the Group IV Mortgage Loans, first to the Class IV-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class IV-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (iv) with respect to Realized Losses incurred on the Group V Mortgage Loans, first to the Class V-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class V-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(f) Excess Losses with respect to the Group II-V Loans will be allocated to the outstanding class or classes of Group II-V Senior Certificates of the related Group II-V Loan Group and to the Group II-V Subordinate Certificates by Pro Rata Allocation.

(g)  All Realized Losses on the Group II-V Loans shall be deemed to be allocated after all distributions have been made on each Distribution Date, first, to REMIC A Regular Interest LT-2SUB, REMIC A Regular Interest LT-3SUB, REMIC A Regular Interest LT-4SUB and REMIC A Regular Interest LT-5SUB, as applicable, so that the Uncertificated Principal Balance of each such REMIC A Regular Interest is equal to 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Group II-V Loans in the related Group II-V Loan Group over (y) the current Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC A Regular Interests such that the REMIC A Subordinate Balance Ratio is maintained); and second, to REMIC A Regular Interest LT-2GRP, REMIC A Regular Interest LT-3GRP, REMIC A Regular Interest LT-4GRP and REMIC A Regular Interest LT-5GRP, as applicable, so that the Uncertificated Principal Balance of each such REMIC A Regular Interest remains equal to 0.1% of the aggregate Scheduled Principal Balance of the related Group II-V Loans, and third, any remaining Realized Losses from each Group II-V Loan Group shall be allocated to REMIC A Regular Interest LT-ZZZ.

Section 4.3 Reduction of Certificate Principal Balances on the Certificates.

(a) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to the related Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

(b)  The final distribution of principal of each Certificate (and the final distribution with respect to the Residual Certificates upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.6 or Section 9.1.

(c) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and related Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid aggregate Certificate Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

(i) it is expected that funds sufficient to make such final distribution shall be available in the related Distribution Account on such Distribution Date, and

(ii) if such funds are available, (A) such final distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.4 Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Securities Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.5 Distributions on the REMIC Regular Interests.

(a) Distributions on the REMIC I Regular Interests.

(1)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class I-R Certificates (in respect of Component R-1), as the case may be:

(i) to Holders of REMIC I Regular Interest A-I, and each of REMIC I Regular Interest I-1-A through I-69-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall first be distributed to REMIC I Regular Interest A-I until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and second, to REMIC I Regular interests I-1-A through I-69-B, starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests.

(iii) On each Distribution Date, amounts representing Prepayment Charges on the Group I Loans serviced by GMAC Mortgage Corporation, Residential Funding Corporation and GreenPoint Mortgage Funding, Inc., shall be deemed distributed to REMIC I Regular Interest I-P1 and amounts representing Prepayment Charges on the Loans serviced by IndyMac Bank FSB shall be deemed to be distributed to REMIC I Regular Interest I-P2, provided that such amounts shall not reduce the Uncertificated Principal Balance of each such REMIC I Regular Interest. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Prepayment Charge Schedule, $100 shall be deemed distributed in respect of each of REMIC I Regular Interest I-P1 and REMIC I Regular Interest I-P2 in reduction of the Uncertificated Principal Balance thereof.

(b) Distributions on the REMIC II Regular Interests.

(1)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class I-R Certificates (in respect of Component R-2), as the case may be:

(i) to the extent of the Available Distribution Amount for such Distribution Date, first, to the Holders of REMIC II Regular Interest IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC II Regular Interest AA, REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7, REMIC II Regular Interest I-M-8 and REMIC II Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum ZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest I-M-8, in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(ii) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC II Regular Interest AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B) 2.00% of such remainder first to the Holders of REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-M-6, REMIC II Regular Interest I-M-7 and REMIC II Regular Interest I-M-8, 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero and second to the Holders of REMIC II Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(C) any remaining amount to the Holders of the Class I-R Certificate, in respect of Component R-2;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC II Regular Interest AA and REMIC II Regular Interest ZZ, respectively.

(iii) REMIC II Regular Interest I-P1 and REMIC II Regular Interest I-P2 shall be entitled to 100% of the amounts distributed on REMIC I Regular Interest I-P1 and REMIC I Regular Interest I-P2, respectively.

Notwithstanding the distributions described in Section 4.5, distributions of funds shall be made to Certificateholders only in accordance with Section 4.1.

(c) Distributions on the REMIC A Regular Interests.

(1)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC A to REMIC B on account of the REMIC A Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of Component R-A), as the case may be:

(i) to Holders of each REMIC A Regular Interest, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for each such REMIC A Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) Distributions of principal from the Group II-V Loans shall be deemed to be made to the REMIC A Regular Interests, in each case from the related Loan Group, first, to REMIC A Regular Interest LT-2SUB, REMIC A Regular Interest LT-3SUB, REMIC A Regular Interest LT-4SUB and REMIC A Regular Interest LT-5SUB, as applicable, so that the Uncertificated Principal Balance of each such REMIC A Regular Interest is equal to 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Loans in the related Loan Group over (y) the current Certificate Principal Balance of the related Group II-V Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC A Regular Interests such that the REMIC A Subordinate Balance Ratio is maintained); second, to REMIC A Regular Interest LT-2GRP, REMIC A Regular Interest LT-3GRP, REMIC A Regular Interest LT-4GRP and REMIC A Regular Interest LT-5GRP, as applicable, so that the Uncertificated Principal Balance of each such REMIC A Regular Interest remains equal to 0.1% of the aggregate Scheduled Principal Balance of the Loans in the related Loan Group; and third, any remaining principal in each Group II-V Loan Group to REMIC A Regular Interest LT-ZZZ. Any remaining amount to the Class A-R Certificates (with respect to Component R-A).

(iii) On each Distribution Date, amounts representing Prepayment Charges on the Group II-V Loans serviced by GMAC Mortgage Corporation, Residential Funding Corporation and GreenPoint Mortgage Funding, Inc., shall be deemed distributed to REMIC A Regular Interest LT-II/V-P1 and amounts representing Prepayment Charges on the Loans serviced by IndyMac Bank FSB shall be deemed to be distributed to REMIC A Regular Interest LT-II/V-P2, provided that such amounts shall not reduce the Uncertificated Principal Balance of each such REMIC A Regular Interest. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Prepayment Charge Schedule, $100 shall be deemed distributed in respect of each of REMIC A Regular Interest LT-II/V-P1 and REMIC A Regular Interest LT-II/V-P2 in reduction of the Uncertificated Principal Balance thereof.

Notwithstanding the distributions described in Section 4.5, distributions of funds shall be made to Certificateholders only in accordance with Section 4.1.

Section 4.6 Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Certificate, a statement (each, a “Remittance Report”) as to the distributions made to such Certificateholders on such Distribution Date setting forth:

(i) applicable Interest Accrual Periods and general Distribution Dates;

(ii) the total cash flows received and the general sources thereof;

(iii) the aggregate Servicing Fee received by the Servicers, and the Master Servicing Fee received by the Master Servicer during the related Due Period;

(iv) the aggregate amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees

(v) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

(vi) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest, and the portion thereof, if any, provided by the Group I Swap Agreement;

(vii) the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances);

(viii) the number and aggregate Principal Balance of the Loans in a Loan Group that were (A) delinquent (exclusive of Loans in foreclosure) using the “OTS” method (1) One scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) (1) foreclosure proceedings have been commenced, and loss information for the period and (2) the number and aggregate principal balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee’s security interest in the Loans, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Loans as of the related Due Date;

(x) the total number and principal balance of any REO Properties as of the end of the related Prepayment Period and, if available, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

(xi) with respect to any Loan that was liquidated during the preceding calendar month, the loan number of such Loan, the unpaid principal balance and the Scheduled Principal Balance of and Realized Loss on, such Loan as of the end of the related Prepayment Period;

(xii) whether the Group I Stepdown Date or a Group I Trigger Event is in effect;

(xiii) the aggregate amount of Realized Losses with respect to the Certificates of each Loan Group allocable to the related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred and allocated to the related Certificates since the Cut-Off Date;

(xiv) the aggregate Certificate Principal Balance of each Class of Certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xv) the amount of Special Hazard Coverage available to the Group II-V Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xvi) the amount of Bankruptcy Coverage available to the Group II-V Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xvii) the amount of Fraud Coverage available to the Group II-V Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xviii) the number and Scheduled Principal Balance of all the Group I Loans and Group II-V Loans for the following Distribution Date;

(xix) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Group I Loans and Group II-V Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Scheduled Principal Balances of all of the Loans;

(xx) the Interest Distribution Amount in respect of the Group I Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Group I Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls, Relief Act Interest Shortfalls and Net WAC Rate Carryover Amounts;

(xxi) the amount of interest accrued but not paid to each Class of Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

(xxii) Reserved;

(xxiii) the total amount of Payoffs and Curtailments received during the related Prepayment Period with respect to Loans in each Loan Group and the aggregate amount of any Prepayment Charges received in respect thereof;

(xxiv) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of such Loan, the Principal Balance and the Scheduled Principal Balance of such Loan;

(xxv) to the extent provided by the related Servicer, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date with respect to the Loans in each Loan Group;

(xxvi) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Distribution Accounts for such Distribution Date;

(xxvii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xxviii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date on the Loans in each Loan Group, to the extent not covered by payments by the Master Servicer pursuant to Section 3.21;

(xxix) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date with respect to the Loans in each Loan Group;

(xxx) the respective Pass-Through Rates applicable to each Class of Certificates as of such Distribution Date and with respect to the Group I Certificates, whether such Pass-Through Rate was limited by the Net WAC Pass-Through Rate;

(xxxi) with respect to the Group I Certificates, the Net Monthly Excess Cashflow, if any, for such Distribution Date and the application of such Net Monthly Excess Cashflow;

(xxxii) with respect to the Group I Certificates, the Group I Required Overcollateralization Amount and the Group I Credit Enhancement Percentage for such Distribution Date;

(xxxiii) with respect to the Group I Certificates, the Overcollateralization Increase Amount, if any, for such Distribution Date;

(xxxiv) with respect to the Group I Certificates, the Overcollateralization Reduction Amount, if any, for such Distribution Date;

(xxxv) the Net WAC Rate Carryover Amount, if any, for such Distribution Date;

(xxxvi) the Net WAC Rate Carryover Amount, if any, outstanding after reimbursements therefor on such Distribution Date;

(xxxvii) the amount of any deposit to the Group I Reserve Fund contemplated by Section 3.25;

(xxxviii) the balance of the Group I Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

(xxxix) the amount of any withdrawal from the Group I Reserve Fund pursuant to Section 4.1(g)(viii);

(xl) the balance of the Group I Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xli) the aggregate amount of Principal Prepayments made during the related Prepayment Period and the aggregate amount of any Prepayment Charges remitted by the Servicers in respect thereof; and

(xlii) the amount of any Group I Net Swap Payment payable by the Group I Swap Provider to the Supplemental Interest Trust, any Group I Net Swap Payment payable to the Group I Swap Provider, any Group I Swap Termination Payment payable by the Group I Swap Provider to the Supplemental Interest Trust and any Group I Swap Termination Payment payable to the Group I Swap Provider.

The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Interest Certificate a statement containing the information set forth in subclause (i) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement setting forth the amount, if any, actually distributed with respect to the Class R Certificates aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

Section 4.7 Advances.

If the Monthly Payment on a Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the related Distribution Account, from its own funds or from amounts on deposit in the related Distribution Account that are held for future distribution, not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the related Distribution Account on or before any future Distribution Account Deposit Date to the extent that related Available Distribution Amount (determined without regard to Advances to be made on the related Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.1 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. In the event the Master Servicer elects not to make an Advance because the Master Servicer deems such Advance nonrecoverable pursuant to this Section 4.7 on the related Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Section 4.8 Supplemental Interest Trust.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the Holders of the Group I Senior Certificates, Mezzanine Certificates and Class I-CE Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b) On each Distribution Date, the Securities Administrator shall withdraw all amounts which were deposited in the Supplemental Interest Trust as specifically described in this Agreement and the Group I Swap Agreement and distribute such amounts in accordance with the provisions of Section 4.1 of this Agreement.

(c) The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class I-CE Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the majority of the Class I-CE Certificateholders, invest amounts on deposit in the Supplemental Interest Trust in Eligible Investments. In the absence of written direction to the Securities Administrator from the majority of the Class I-CE Certificateholders, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust in the prior month to the Holders of the Class I-CE Certificates.

(d) For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 4.1(a)(i), 4.1(b)(i) and 4.1(d)(vi) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

(e) The Securities Administrator shall treat the Holders of the Group I Senior Certificates and Mezzanine Certificates as having entered into a notional principal contract with respect to the Holders of the Class I-CE Certificates. Pursuant to each such notional principal contract, all Holders of the Group I Senior Certificates and Mezzanine Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class I-CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class I-CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Group I Senior Certificates and Mezzanine Certificates in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Group I Senior Certificates and Mezzanine Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Group I Senior Certificates, Mezzanine Certificates and Class I-CE Certificates shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f) For federal tax return and information reporting, the right of the holders of the Group I Senior Certificates, Mezzanine Certificates and Class I-CE Certificates to receive payments from the Supplemental Interest Trust shall be assigned a value of $5,000.

(g) In the event that the Group I Swap Agreement is terminated prior to the Distribution Date in November 2011, the Trustee on behalf of the Supplemental Interest Trust, at the direction of the Depositor, shall use reasonable efforts to appoint a successor swap provider using any Group I Swap Termination Payments paid by the Group I Swap Provider. To the extent the Supplemental Interest Trust is required to pay a Group I Swap Termination Payment to the Group I Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Group I Swap Termination Payment owing to the Group I Swap Provider. If the Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor swap provider, any such Group I Swap Termination Payments will be deposited in the Supplemental Interest Trust and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the Group I Swap Agreement or the appointment of a successor swap provider), will withdraw the amount of any Group I Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the Group I Swap Agreement) and distribute such Group I Net Swap Payment to the holders of the Group I Certificates in accordance with Section 4.1.

Section 4.9 Tax Treatment of Group I Swap Payments and Group I Swap Termination Payments.

For federal income tax purposes, each holder of a Group I Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Group I Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Group I Certificate as follows: each Group I Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Group I Swap Termination Payment or obligation under the Group I Swap Agreement) and subsequently paying their portion of any Group I Swap Termination Payment in respect of each such Class’s obligation under the Group I Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Group I Swap Agreement to pay any such Group I Swap Termination Payment (or any shortfall in Group I Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Group I Certificate. Resecuritization of any Group I Certificate in a REMIC will be permissible only if the Securities Administrator hereunder is the trustee/securities administrator in such resecuritization.

The REMIC Regular Interest corresponding to an Group I Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Group I Swap Notional Amount of the Group I Swap Agreement to the aggregate Scheduled Principal Balance of the Loans and (ii) any Group I Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class I-CE Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Group I Certificate may exceed the actual amount of distributions on the Group I Certificate.

ARTICLE V
THE CERTIFICATES

Section 5.1 The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Loans and all other assets included in REMIC I or REMIC A.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-8. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Certificates, other than the Class R, Class P and Junior Subordinate Certificates, shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicers, the Master Servicer and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

(c) Any Junior Subordinate Certificate or Class P Certificate initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a temporary global certificate in definitive, fully registered form (each, a “Regulation S Temporary Global Certificate”), which shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository for the account of designated agents holding on behalf of Euroclear or Clearstream. Beneficial interests in each Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Definitive Certificate in accordance with the requirements described in Section 5.2. After the expiration of the Release Date, a beneficial interest in a Regulation S Temporary Global Certificate may be exchanged for a beneficial interest in the related permanent global certificate of the same Class (each, a “Regulation S Permanent Global Certificate”), in accordance with the procedures set forth in Section 5.2. Each Regulation S Permanent Global Certificate shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

(d) The Junior Subordinate Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers (“QIBs”) in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

(e) The Trustee, the Servicers, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates and Global Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates and Global Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates and Global Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates and Global Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. With respect to a Global Certificate, the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) may request that its interest in a Global Certificate be exchanged for a Definitive Certificate. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, or the Global Certificates by the Depository accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate, or a Global Certificate, as applicable in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate or a Global Certificate, as applicable. None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator on behalf of the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator on behalf of the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(f) Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer’s Certificate, affidavit, ruling or Opinion of Counsel described in this Article V.

Section 5.2 Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Junior Subordinate Certificate or Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Junior Subordinate Certificate or Class P Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-2; (iii) if such transfer is purportedly being made in reliance on Regulation S, a written certification from the prospective transferee, substantially in the form attached hereto as Exhibit B-3 and (iv) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Servicers), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A holder of a beneficial interest in a Regulation S Temporary Global Certificate must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A to Exhibit B-4 hereto certifying that the beneficial owner of the interest in such Global Certificate is not a U.S. Person (as defined in Regulation S), and Euroclear or Clearstream, as the case may be, must provide to the Trustee and Securities Administrator a certificate in the form of Exhibit B-4 hereto prior to (i) the payment of interest or principal with respect to such holder’s beneficial interest in the Regulation S Temporary Global Certificate and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Certificate.

(c) No transfer of a Residual Certificate or Class P Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicers may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class A, Mezzanine or Class B Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii)(A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2002-41, as amended from time to time (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) in the case of an Offered Certificate, or PTCE 95-60 in the case of a Junior Subordinate Certificate.

Each Transferee of a Mezzanine Certificate, Class B Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) or with respect to each Transferee of a Junior Subordinate Certificate, shall certify that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) for Certificates other than Junior Subordinate Certificates, it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption (“PTE”) 94-84 or FAN 97-03E, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 5.2(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 5.2(c) shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d) Each Transferee of a Class R Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Class R Certificate are expressly subject to the following provisions:

(i) Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)  an affidavit in the form of Exhibit C hereto from the proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)  a covenant of the proposed Transferee to the effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii). The Securities Administrator shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of Class R interests to Disqualified Organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC. The Holder of the Class R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with Authorized Denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 5.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.4 Persons Deemed Owners.

The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

Section 5.5 Certain Available Information.

On or prior to the date of the first sale of any Junior Subordinate Certificate or Class P Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 11.5 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Junior Subordinate Certificate or Class P Certificate, the private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.1, (B) all monthly statements required to be delivered to Certificateholders of the Junior Subordinate Certificates and Class P Certificates pursuant to Section 4.6 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers’ Certificates of the Servicers since the Closing Date delivered to the Master Servicer to evidence such Person’s determination that any Monthly Advance or Servicing Advance was, or if made, would be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

ARTICLE VI
THE DEPOSITOR AND THE MASTER SERVICER

Section 6.1 Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.2 Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Rating Agencies’ ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

Section 6.3 Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and Others.

None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodians or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Servicing Agreement, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, the Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement or the applicable Servicing Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Securities Administrator, the Custodians may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodians, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account.

Section 6.4 Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 6.5 Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.6 Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 6.7 Transfer of Servicing by Sponsor of the Loans Serviced by GMAC; Special Servicer.

(a) The Sponsor may, at its option, transfer the servicing responsibilities of GMAC as a Servicer with respect to the related Loans at any time without cause. No such transfer shall become effective unless and until a successor to GMAC shall have been appointed to service and administer the related Loans pursuant to the terms and conditions of the GMAC Servicing Agreement or a servicing agreement that is reasonably acceptable to the Sponsor, the Master Servicer and the Rating Agencies. No appointment shall be effective unless (i) such successor to GMAC meets the eligibility criteria set forth in this Section 6.7, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates and (iv) all amounts reimbursable to GMAC under the GMAC Servicing Agreement shall have been paid to GMAC, and all servicing transfer costs incurred by the Master Servicer shall have been paid to it, by the successor appointed pursuant to the terms of this Section 6.7 or by the Sponsor including, without limitation, all unreimbursed Monthly Advances and Servicing Advances made by GMAC and all out-of-pocket expenses of GMAC incurred in connection with the transfer of servicing to such successor. The Sponsor shall provide a copy of the written confirmation of the Rating Agencies and the servicing agreement executed by such successor to the Trustee, the Securities Administrator and the Master Servicer. In connection with such appointment and assumption described herein, the Sponsor may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted GMAC under the GMAC Servicing Agreement. The Sponsor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Notwithstanding the foregoing, any successor to GMAC appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $25,000,000 and (iv) assume all the responsibilities, duties or liabilities of GMAC (other than liabilities of GMAC incurred prior to the transfer of servicing from GMAC) under the GMAC Servicing Agreement in connection with the servicing and administration of the related Loans or a servicing agreement that is reasonably acceptable to the Sponsor, the Master Servicer and the Rating Agencies.

(b) In addition, if any Loan serviced by GMAC becomes ninety (90) days or more delinquent, the Sponsor shall have the option to transfer servicing with respect to such delinquent Loan to a Special Servicer. Immediately upon the transfer of servicing to the Special Servicer with respect to any Loan, the Special Servicer shall service such Loan in accordance with the applicable GMAC Servicing Agreement and a Special Servicer Agreement. Upon the exercise of such option and with respect to Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Loans will transfer to the Special Servicer, upon prior written notice to the Master Servicer, without any further action by the Sponsor. Any Special Servicer Agreement shall be acceptable to the Master Servicer, the Trustee and the Rating Agencies and will not modify any material terms of the applicable GMAC Servicing Agreement, including but not limited to, increasing the Servicing Fee which was payable to GMAC with respect to such Loan. Notwithstanding anything to the contrary contained herein, upon the transfer of servicing with respect to any such Loan to the Special Servicer, GMAC (or any successor thereto other than the Special Servicer) shall have no further rights, obligations or liabilities with respect to such Loan. If any Mortgage Loan is serviced by the Special Servicer and subsequently becomes less than ninety (90) days delinquent, such Mortgage Loan shall be serviced by the Special Servicer in accordance with the applicable GMAC Servicing Agreement exclusively, without regard to any Special Servicer Agreement. Upon the appointment of the Special Servicer all provisions of the applicable GMAC Servicing Agreement shall be binding on and enforceable against the Special Servicer as if such Special Servicer was an original signatory and party to the applicable GMAC Servicing Agreement. Any costs and expenses of the Master Servicer in connection with the negotiation, execution and delivery of any Special Servicer Agreement and the transfer of servicing to a Special Servicer shall be an expense of the Sponsor. In the event that a Special Servicer is appointed under this Agreement, the Master Servicer and the Securities Administrator shall be entitled with respect to such Special Servicer and its related Special Servicer Agreement, to all the benefits, rights, indemnities and limitations on liability accorded to them under this Agreement and the related Servicing Agreement in respect of GMAC.

ARTICLE VII
DEFAULT

Section 7.1 Master Servicer Events of Default.

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) [Reserved];

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, or as otherwise set forth in this Agreement, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of the related Certificates evidencing, in aggregate, not less than 25% of the aggregate Certificate Principal Balance of the Certificates; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date required to be made from its own funds pursuant to Section 4.7 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date; or

(vii) failure by the Master Servicer to duly perform, within the required time period, its obligations under Section 3.16, 3.17 or 3.18 of this Agreement.

If a Master Servicer Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the aggregate Certificate Principal Balance of the Certificates, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof. Except as otherwise provided in Section 7.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer under this Agreement (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, (and, if applicable, the Securities Administrator) any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer (and, if applicable, the Securities Administrator) agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s (and, if applicable, the Securities Administrator’s) functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

Section 7.2 Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)) by the terms and provisions hereof including, without limitation, the Master Servicer’s obligations to make Advances no later than each Distribution Date pursuant to Section 4.7; provided, however, if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.7; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $25,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust Fund.

Section 7.3 Notification to Certificateholders.

(a) Upon any termination of the Master Servicer pursuant to Section 7.1 or any appointment of a successor to the Master Servicer pursuant to Section 7.2, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.4 Waiver of Master Servicer Events of Default.

The Holders evidencing, in aggregate, not less than 66-2/3% of the aggregate Percentage Interests of all Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, a default or Master Servicer Event of Default under clause (vi) of Section 7.1 may be waived only by all of the Holders of the related Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.1 Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or such other percentage set forth in this Agreement) of the aggregate Certificate Principal Balance of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

Section 8.2 Certain Matters Affecting Trustee and Securities Administrator.

(a) Except as otherwise provided in Section 8.1:

(i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; provided, however, if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii) The Securities Administrator shall not be liable for any loss resulting from the investment of funds held in the Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

(viii) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(ix) The Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

(x) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c) The Trustee is hereby directed by the Depositor to execute the Group I Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of the Group I Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Securities Administrator on behalf of the Supplemental Interest Trust under the Group I Swap Agreement shall be paid from funds of the Supplemental Interest Trust in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary contained herein or in the Group I Swap Agreement, the Securities Administrator shall be responsible for making any payments due to the Group I Swap Provider under the Group I Swap Agreement from the Group I Available Distribution Amount.

(d) None of the Securities Administrator, the Master Servicer, the Servicers, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others or the Group I Swap Provider, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

Section 8.3 Trustee and Securities Administrator not Liable for Certificates or Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12), the Group I Swap Agreement, or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the Distribution Accounts.

Section 8.4 Trustee, Master Servicer and Securities Administrator May Own Certificates.

Each of the Trustee, the Master Servicer and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee, Master Servicer or the Securities Administrator.

Section 8.5 Fees and Expenses of Trustee and Securities Administrator.

The agreed upon fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo as the Custodian under the Wells Fargo Custodial Agreement or of DBNTC as the Custodian under the DBNTC Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any default administration to be performed by the Trustee or the Securities Administrator pursuant to this Agreement or other agreements related hereto(including, without limitation, the Group I Swap Agreement) and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, respectively, pursuant to Section 10.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence by the Trustee, or Securities Administrator in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

Section 8.6 Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s (or such rating acceptable to Fitch pursuant to a rating confirmation). If no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Securities Administrator, ceases to be the securities administrator pursuant to this Section 8.6, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth herein as the Trustee under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Trustee under this Agreement. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 8.7 Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates, may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor. All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 8.8.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 8.8 Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of the related Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 8.9 Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or REMIC A or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I or REMIC A, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I or REMIC A, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or REMIC A or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 8.11 Appointment of Office or Agency.

The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 8.12 Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE IX
TERMINATION

Section 9.1 Termination Upon Purchase or Liquidation of the Loans.

(a) Subject to Section 9.2, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator pursuant to Section 8.5 and of the Master Servicer to pay Compensating Interest to the Securities Administrator and the Securities Administrator to make payments in respect of REMIC Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) a Group I Cleanup Call and a Group II-V Cleanup Call and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC I and REMIC A; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

(b) The Master Servicer shall have the right (the party exercising such right, the “Group I Terminator”) to purchase all of the Group I Loans and each Group I REO Property remaining in REMIC I no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Certificates will be retired (a “Group I Cleanup Call”); provided, however, that the Group I Terminator may elect to institute a Group I Cleanup Call only if the aggregate Scheduled Principal Balance of the Group I Loans and the fair market value of each Group I REO Property remaining in the Trust Fund at the time of such election is less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

(c) The Master Servicer shall have the right (the party exercising such right, the “Group II-V Terminator”) to purchase all of the Group II-V Loans and each Group II-V REO Property remaining in REMIC A no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group II-V Certificates will be retired (a “Group II-V Cleanup Call”); provided, however, that the Group II-V Terminator may elect to institute a Group II-V Cleanup Call only if (a) the aggregate Scheduled Principal Balance of the Group II-V Loans and the fair market value of each Group II-V REO Property remaining in the Trust Fund at the time of such election is less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group II-V Loans as of the Cut-Off Date.

(d) A Group I Cleanup Call or Group II-V Cleanup Call shall be at a price (each, a “Termination Price”) equal to (i)(a) with respect to a Group I Cleanup Call, the aggregate Purchase Price of all the Group I Loans and the fair market value of all Group I REO Properties included in REMIC I or (b) with respect to a Group II-V Cleanup Call, the aggregate Purchase Price of all the Group II-V Loans and the fair market value of all Group II-V REO Properties include in REMIC A, (ii) in connection with the exercise of a Group I Cleanup Call, any Group I Swap Termination Payments payable to the Group I Swap Provider not due to a Group I Swap Provider Trigger Event, which remains unpaid or which is due to the exercise of the optional termination right by the Group I Terminator plus (iii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees, Master Servicing Compensation and outstanding Monthly Advances and Servicing Advances. In the event of any such Cleanup Call, the related Terminator shall deliver to the Securities Administrator for deposit in the related Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the related Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the related Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the related Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the related Servicer, any amounts reimbursable to such Servicer pursuant to the related Servicing Agreement, in each case prior to making any final distributions pursuant to Section 9.1(g) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the related Terminator the Mortgage Files for the remaining Group I Loans or Group II-V Loans, as applicable, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

(e) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

(f) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets (related to the Group I Loans in the case of a Group I Cleanup Call or Group II-V Loans in the case of a Group II-V Cleanup Call) remaining in the trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the related REMICs shall terminate.

Section 9.2 Additional Termination Requirements.

(a) In the event of (x) a Group I Cleanup Call or a Group II-V Cleanup Call or (y) the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I or REMIC A pursuant to Section 9.1, the related REMICs shall be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I or REMIC A to the Terminator for cash;

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time;

(iv) If the Trust Fund is being terminated as a result of the occurrence of the event described in clause (x) of the first paragraph of this Section 9.2, the Final Terminator (as described below), at its own expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 9.2. The Final Terminator pursuant to this Section 9.2(a)(iv) shall be the (A) Group I Terminator if the Group I Cleanup Call occurs later than the Group II-V Cleanup Call or (B) the Group II-V Terminator if the Group II-V Cleanup Call occurs later than the Group I Cleanup Call; and

(v) If the Trust Fund is being terminated as a result of the occurrence of the event described in clause (y) of the first paragraph of Section 9.2, at the expense of the Trust Fund, the Securities Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each related REMIC pursuant to this Section 9.2.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X
REMIC PROVISIONS

Section 10.1 REMIC Administration.

(a) The Trustee shall elect to treat each REMIC as a REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and Component R-1 shall be designated as the Residual Interest in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and Component R-2 shall be designated as the Residual Interest in REMIC II. The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-CE, Class I-P1 and Class I-P2 Certificates shall be designated as the Regular Interests in REMIC III and Component R-3 shall be designated as the Residual Interest in REMIC III.

For the purposes of the REMIC election in respect of REMIC A, the REMIC A Regular Interests shall be designated as the Regular Interests in REMIC A and Component R-A shall be designated as the Residual Interest in REMIC A. The Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class II/V-P1 and Class II/V-P2 Certificates shall be designated as the Regular Interests in REMIC B and Component R-B shall be designated as the Residual Interest in REMIC B.

The Trustee shall not permit the creation of any “interests” in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC A Regular Interests and the interests represented by the Certificates (other than the Class A-R Certificates and Class I-R Certificates).

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

(e) The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the prepayment assumption (as set forth in the Prospectus Supplement) as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Securities Administrator pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article X, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) The Trustee and the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

Section 10.2 Prohibited Transactions and Activities.

None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I or REMIC A (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.3 Indemnification.

(a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee’s failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Trustee set forth in this Agreement.

(b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, but without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to ensure compliance with Regulation AB or (c) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as four REMICs at all times that any Certificates are outstanding, provided, that such action shall not, as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee (with the consent of the Group I Swap Provider only with respect to matters affecting the Group I Swap Agreement) and the Holders of Certificates evidencing, in aggregate, not less than 66-2/3% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Senior Certificates (other than the Class R Certificates) in a manner other than as described in (a) above without the consent of the Holders of such Senior Certificates (other than the Class R Certificates) aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates (other than the Class R Certificates); (c) adversely affect in any material respect the interest of the Holders of the Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; (d) adversely affect in any material respect the interest of the Holders of the Class I-P Certificates in a manner other than as described in clause (a) above without the consent of the Holders of the Class I-P Certificates; (e) adversely affect in any material respect, the interest of the Holders of the Class II-P Certificates in a manner other than as described in clause (a) above, without the consent of the Holders of the Class II-P Certificates; (f) Class R Certificateholder without the consent of the Holder of the Class R Certificates; (g) change in any material respect the rights and obligations of the Master Servicer or successor Master Servicer under this Agreement without the prior written consent of such party; or (h) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Senior Certificates (other than the Class R Certificates), or Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as five REMICs. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 3.18 hereof shall not require the consent of any Certificateholder or any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause any of REMIC I, REMIC II, REMIC III, REMIC A or REMIC B of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC Regular Interests or Regular Interest Certificates are outstanding.

As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

It shall not be necessary for the consent of the Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 11.2 Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005, Attention: Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2006-AR1, (telecopy number:(212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Deutsche Alt-A Securities, Inc., 2006-AR1 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter furnish to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

Section 11.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.7 Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;

2.	The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.	The resignation or termination of the Master Servicer or the Trustee;

4.	The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3;

5.	The final payment to the Holders of any Class of Certificates;

6.	Any change in the location of the Distribution Account; and

7.	Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 7.2.

The Master Servicer shall make available to each Rating Agency copies of the following:

1.	Each Annual Statement as to Compliance described in Section 3.16; and

2.	Each Assessment of Compliance and Attestation Report described in Section 3.17.

Any such notice pursuant to this Section 11.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 11.8 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.9 Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the related Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the related Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEUTSCHE ALT-A SECURITIES, INC., as Depositor

By:	/s/ Marina Tukhin
Name: Marina Tukhin
Title: Director

By:	/s/ Susan Valenti
Name: Susan Valenti
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION as Master Servicer and Securities Administrator

By:	/s/ Stacey Taylor
Name: Stacey Taylor
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Susie Moy
Name: Susie Moy
Title: Vice President

ACKNOWLEDGED AND AGREED
with respect to Section 6.7

DB STRUCTURED PRODUCTS, INC.

By:	/s/ Marina Tukhin
Name:	Marina Tukhin
Title:	Director

By:	/s/ Susan Valenti
Name:	Susan Valenti
Title:	Director

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Alt-A Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Alt-A Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the __ day of January 2006, before me, a notary public in and for said State, personally appeared _________________________ known to me to be a ___________________ of Wells Fargo Bank, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of HSBC Bank USA, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS I-A-[1][2][3][4] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE DIRECTLY OR INDIRECTLY BY, ON BEHALF OF, OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE, SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.2(c) OF THE POOLING AND SERVICING AGREEMENT.

DBALT Series 2006-AR1, Class I-A-[1][2][3][4]	Aggregate Certificate Principal Balance of the Class I-A-[1][2][3][4] Certificates as of the Issue Date: $___________

Pass-Through Rate: Floating	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: January 31, 2006

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-[1][2][3][4] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to the related Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A-[1][2][3][4] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-A-[1][2][3][4] Certificates or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [_____]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus [____]% per annum, in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date following the Optional Termination Date and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans and payments received pursuant to the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates (and with respect to matters affecting the Group I Swap Agreement, the Group I Swap Provider). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate by its acceptance thereof shall be deemed to make the representations in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian __________________ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________________________
________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________.

Dated:
_________________________________________

Signature by or on behalf of assignor

______________________________________

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-2

FORM OF CLASS [II][III][IV][V] A-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DBALT Series 2006-AR1, Class [II][III][IV][V]-A-[1][2]	Aggregate Certificate Principal Balance of the Class [II][III][IV][V]-A-[1][2] Certificates as of the Issue Date: $___________

Pass-Through Rate: Variable	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: January 31, 2006

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [II][III][IV][V]-A-[1][2] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group [II][III][IV][V] Loans sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [II][III][IV][V]-A-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [II][III][IV][V]-A-[1][2] Certificates or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [______]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to the weighted average of the Net Mortgage Rate of the Group [II][III][IV][V] Loans for the related Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [II][III][IV][V]-A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS I-M-[1][2][3][4][5][6][7][8] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP I SENIOR CERTIFICATES[,/ AND] THE CLASS I-M-1 CERTIFICATES[,/ AND] THE CLASS I-M-2 CERTIFICATES[,/ AND] THE CLASS I-M-3 CERTIFICATES [,/AND] THE CLASS I-M-4 CERTIFICATES[,/ AND] THE CLASS I-M-5 CERTIFICATES[,/AND] THE CLASS I-M-6 CERTIFICATES[,/AND] THE CLASS I-M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DBALT Series 2006-AR1, Class I-M-[1][2][3][4][5][6][7][8]	Aggregate Certificate Principal Balance of the Class I-M-[1][2][3][4][5][6][7][8] Certificates as of the Issue Date: $______________

Pass-Through Rate: Floating	Denomination: $______________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. ___	Issue Date: January 31, 2006

CUSIP: _________________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class M Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to the related Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-M-[1][2][3][4][5][6][7][8] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-M-[1][2][3][4][5][6][7][8] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [_____]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum (adjusted for the actual number of days which have elapsed in the related Interest Accrual Period) equal to the lesser of (i) One Month LIBOR plus [____]% per annum, in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date following the Optional Termination Date and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans and payments received pursuant to the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates (and with respect to matters affecting the Group I Swap Agreement, the Group I Swap Provider). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4][5][6][7][8] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-4

FORM OF CLASS M CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP II-V SENIOR CERTIFICATES, TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DBALT Series 2006-AR1, Class M	Aggregate Certificate Principal Balance of the Class M Certificates as of the Issue Date: $______________

Pass-Through Rate: Variable	Denomination: $______________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. ___	Issue Date: January 31, 2006

CUSIP: _________________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class M Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [______]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to (1) the sum of the following for each loan group: the product of (x) the weighted average net mortgage rate of the related Mortgage Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate certificate principal balance of the Group II-V Subordinate Certificates immediately prior to that Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class M Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-5

FORM OF CLASS B-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-V SENIOR CERTIFICATES[,/ AND] THE CLASS M CERTIFICATES [AND THE CLASS B-1 CERTIFICATES], TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DBALT Series 2006-AR1, Class B-[1][2]	Aggregate Certificate Principal Balance of the Class B-[1][2] Certificates as of the Issue Date: $____________

Pass-Through Rate: Variable	Denomination: $____________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: January 31, 2006

CUSIP: _________________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class B-[1][2] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[1][2] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [______]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to (1) the sum of the following for each loan group: the product of (x) the weighted average net mortgage rate of the related Mortgage Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate certificate principal balance of the Group II-V Subordinate Certificates immediately prior to that Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-6

FORM OF CLASS B-[3][4][5] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-V SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [,/AND] THE CLASS B-2 CERTIFICATES [[,/AND] THE CLASS B-3 CERTIFICATES [,/AND] THE CLASS B-4 CERTIFICATES], TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE SECURITIES ACT.

[THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND (II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

[THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE WHICH IS THE LATER OF (I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 5.2(c) OF THE AGREEMENT.

DBALT Series 2006-AR1, Class B-[3][4][5]	Aggregate Certificate Principal Balance of the Class B-[3][4][5] Certificates as of the Issue Date: $____________

Pass-Through Rate: Variable	Denomination: $___________

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. ___	Issue Date: January 31, 2006

CUSIP: _____________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[3][4][5] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[3][4][5] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [______]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to (1) the sum of the following for each loan group: the product of (x) the weighted average net mortgage rate of the related Mortgage Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate certificate principal balance of the Group II-V Subordinate Certificates immediately prior to that Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibits B-1 and B-3, respectively, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 5.2(c) of the Agreement.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-7

FORM OF CLASS [I-R][A-R] CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE “RESIDUAL INTEREST” IN EACH “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

DBALT Series 2006-AR1, Class [I-R][A-R]	[Aggregate Certificate Principal Balance of the Class A-R Certificates as of the Issue Date: $100]

[Denomination: $________]

Pass-Through Rate: Variable	Aggregate Percentage Interest of the Class [I-R][A-R] Certificates as of the Issue Date: 100.00%

Date of Pooling and Servicing Agreement and Cut-Off Date: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: January 31, 2006

CUSIP: _____________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [I-R][A-R] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [I-R][A-R] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [I-R][A-R] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [____]% per annum and with respect to any Distribution Date thereafter shall be equal to the weighted average of the Net Mortgage Rates of the Group [I][II-V] Loans for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans [and payments received pursuant to the Group I Swap Agreement], all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates [(and with respect to matters affecting the Group I Swap Agreement, the Group I Swap Provider).] Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.2(c) of the Agreement.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class [I-R][A-R] Certificates have been designated as representing the beneficial ownership of the residual interests in each REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class [I-R][A-R] Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.2(c) of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I-R][A-R] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-8

FORM OF CLASS I-CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP I SENIOR CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE ACT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 5.2(c) OF THE AGREEMENT.

DBALT Series 2006-AR1, Class I-CE	Aggregate Certificate Principal Balance of the Class I-CE Certificates as of the Issue Date: $_____________

Pass-Through Rate: Variable	Denomination: $_________________

Cut-off Date and date of Pooling and Servicing Agreement: January 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: February 27, 2006	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: January 31, 2006

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [I-R][A-R] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-CE Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicers and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicers with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (and with respect to matters affecting the Group I Swap Agreement, the Group I Swap Provider). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibits B-1 and B-3, respectively, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 5.2(c) of the Agreement.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.2(c) of the Agreement.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-CE Certificates referred to in the within-mentioned Agreement.
WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-9

FORM OF CLASS [I][II/V]-P[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE SECURITIES ACT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

DBALT Series 2006-AR1, Class [I][II/V]-P-[1][2]	Aggregate Certificate Principal Balance of the Class [I][II/V]-P-[1][2] Certificates as of the Issue Date: $100.00

Cut-Off Date and date of Pooling and Servicing Agreement: January 1, 2006	Denomination: $100.00

First Distribution Date: February 27, 2006	Master Servicer: Wells Fargo Bank, N.A.

No. __	Trustee: HSBC Bank USA, National Association

Issue Date: January 31, 2006

CUSIP: _____________

DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2006-AR1
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [I][II/V]-P-[1][2] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE ALT-A SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE ALT-A SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Alt-A Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [I][II/V]-P-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [I][II/V]-P-[1][2] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class [I][II/V]-P-[1][2] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibits B-1 and B-3, respectively, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.2(c) of the Agreement.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of (A) all of the Group I Loans and all property acquired in respect of such Group I Loans, and (B) all of the Group II-V Loans and all properties acquired in respect of such Group II-V Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to the applicable Loan Group; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, and the fair market value of each related REO Property remaining in the Trust Fund at the time of purchase, being less than or equal to 5% of the aggregate Scheduled Principal Balance of the Group I Loans or the Group II-V Loans, as applicable, as of the Cut-Off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II/V]-P-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right if survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ for the account of ______________________________________________________________, account number ____________________, or, if mailed by check, to _______________________ _____________________________________________________________________________. Applicable statements should be mailed to _______________________________________ _____________________________________________________________________________. This information is provided by __________________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT B-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust DBALT-2006-AR1

Re:
Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1
Mortgage Pass-Through Certificates [Class B-3, Class B-4, Class B-5, Class I-P1,
 Class I-P2, Class II/V-P1, Class II/V-P2] Certificates________________________

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to ___________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator and HSBC Bank USA, National Association as trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:
Name:
Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust DBALT 2006-AR1

Re:
Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1
Mortgage Pass-Through Certificates [Class B-3, Class B-4, Class B-5, Class I-P1,
 Class I-P2, Class II/V-P1, Class II/V-P2] Certificates

Ladies and Gentlemen:

In connection with the purchase from ______________________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), (the “Transferee”) hereby certifies as follows:

The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. §2510.3-101 or (b) [[for Class I-P1, Class I-P2, Class II/V-P1, Class II/V-P2] has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.] [[for Class B-3, Class B-4, Class B-5] (i) is an insurance company, (ii) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (iii) (A) prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief under PTCE 95-60 and (B) subsequent to the termination of the Supplemental Interest Trust, the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator and the Master Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 3 above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator and HSBC Bank USA, National Association as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

ANNEX 1 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage backed pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $________________1  in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___
Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___
Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Advisor The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___ ___  Will the Transferee be purchasing the Certificates
Yes No                 only for the Transferee’s own account?

6. If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Dated:

Print Name of Transferee

By:
Name:
Title:

ANNEX 2 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage backed pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

___
The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___
The Transferee is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

Print Name of Transferee or Advisor

By:
Name:
Title:

Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser _____________________________________________________________

By: (Signature) ________________________________________________________________

Name of Signatory _____________________________________________________________

Title ________________________________________________________________________

Date of this certificate ___________________________________________________________

Date of information provided in paragraph 3 __________________________________________

EXHIBIT B-2

FORM OF TRANSFEROR REPRESENTATION LETTER

____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust DBALT 2006-AR1

Re:	Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates [Class B-3, Class B-4, Class B-5, Class I-P1, Class I-P2, Class II/V-P1, Class II/V-P]

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act’), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator and HSBC Bank USA, National Association as trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

(Transferor)

By:
Name:
Title:

FORM OF TRANSFEREE LETTER

_______________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust DBALT 2006-AR1

Re:	Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates [Class B-3, Class B-4, Class B-5, Class I-P1, Class I-P2, Class II/V-P1, Class II/V-P]

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferee hereby certifies as follows:

1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee’s decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. §12510.3-101 or (b) [[for Class I-P1, Class I-P2, Class II/V-P1, Class II/V-P2] has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.] [[for Class B-3, Class B-4, Class B-5] (i) is an insurance company, (ii) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (iii) (A) prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief under PTCE 95-60 and (B) subsequent to the termination of the Supplemental Interest Trust, the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator and the Master Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 6 above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator and HSBC Bank USA, National Association as Trustee, pursuant to which the Certificates were issued.

Very truly yours,

By:
Name:
Title:

EXHIBIT B-3

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust DBALT 2006-AR1

Re:	Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates [Class B-3, Class B-4, Class B-5 and Class I- P1, Class I-P2, Class II/V-P1, Class II/V-P2]

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. (the “Depositor”), Wells Fargo Bank, N.A., as master and securities administrator (the “Master Servicer”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This letter relates to U.S. $[__________] Certificate Principal Balance of Class [B-[3][4][5]][I-P1][I-P2][II/V-P1][II/V-P2]] Certificates (the “Certificates”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the “Transferee”).

In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placement memorandum dated January 31, 2006 relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

(a) the offer of the Certificates was not made to a person in the United States;

(b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

(f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

(g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:

EXHIBIT B-4

FORM OF CLEARSTREAM CERTIFICATE

[Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Alt-A Securities Trust 2006-AR1

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Deutsche Alt-A Securities, Inc., 2006-AR1

Re:
Deutsche Alt-A Securities, Inc. Mortgage Loan Trust,
Series 2006-AR1 Mortgage Pass-through Certificates, (the “Trust”)
Class [B-3, B-4, B-5, I-P1, I-P2, II/V-P1, II/V-P2] Certificates (the “Certificates”)

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of January 1, 2006, among Deutsche Alt-A Securities, Inc. (the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Master Servicer”) and HSBC Bank USA, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from member organizations appearing in our records as persons being entitled to a portion of the Certificates set forth below (our “Member Organizations”), substantially to the effect set forth in Annex A hereto, U.S. $________ certificate balance of the above-captioned Certificates held by us or on our behalf are beneficially owned by non-U.S.] person(s). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Certificates excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certificate to any interested party in such proceedings.

Yours faithfully,

[[Insert Name of Depositary for Euroclear], as operator of the Euroclear system]

or

[CLEARSTREAM, SOCIÉTÉ ANONYME]

By:_______________________________________

ANNEX A TO EXHIBIT B-4

FORM OF MEMBER ORGANIZATION CERTIFICATE

[(Insert Name of Depositary for
Euroclear), as operator of the
Euroclear system or Clearstream, société anonyme]

Re:	Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-through Certificates, (the “Trust”) Class [B-3, B-4, B-5] Certificates (the “Certificates”)

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of January 1, 2006, among Deutsche Mortgage Securities, Inc. (the “Depositor”), Wells Fargo Bank , N.A., as master servicer and securities administrator (the “Master Servicer”) and HSBC Bank USA, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, as of the date hereof and except as set forth below, the Certificates held by you for our account [except $ ________________ of such beneficial interest in such Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon or the exchange for Permanent Regulation S Global Certificates cannot be made until we do so certify,] are beneficially owned by non-U.S. persons. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Dated: ____________, 200__(1)

Faithfully,

[Name of Person giving the certificate]

(1) To be dated no earlier than 15 days prior to the event to which the certification relates.

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986 as amended and for other purposes

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2. That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates, Class [I-R][A-R] Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Deutsche Alt-A Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4. That the Investor’s taxpayer identification number is ________________.

5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

8. The Investor has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By: _____________________________________
       [Name of Officer]
       [Title of Officer]

[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

STATE OF	)
	)	ss.:
COUNTY OF	)

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

MORTGAGE LOAN PURCHASE AGREEMENT
BETWEEN THE DEPOSITOR AND THE SPONOR

[FILED WITH THE SEC]

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated January 31, 2006, between DB Structured Products, Inc. (the “Seller”) and Deutsche Alt-A Securities, Inc., a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates (the “Certificates”). The Certificates will consist of 31 classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and as securities administrator, and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class A-R, Class B-1 and Class B-2 Certificates to Deutsche Bank Securities Inc. (“DBSI”), pursuant to the Amended and Restated Underwriting Agreement, dated as of August 1, 2003, as amended to and including January 30, 2006, between the Purchaser and DBSI, and the Terms Agreement, dated January 31, 2006, between the Purchaser and DBSI. The Purchaser will sell the Class B-3, Class B-4 and Class B-5 Certificates to DBSI pursuant to the Purchase Agreement dated as of January 31, 2006 between Purchaser and DBSI. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

SECTION 1.  Agreement to Purchase. The Seller hereby sells and the Purchaser hereby purchases, on the date hereof (the “Closing Date”), (a) certain one- to four-family, adjustable-rate residential first lien mortgage loans (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on January 1, 2006 (the “Cut-Off Date”) of approximately $1,011,415,100 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-Off Date, whether or not received, including the rights to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans (other than the Mortgage Loans serviced by IndyMac Bank, F.S.B. (“IndyMac”), which IndyMac retains as additional servicing compensation pursuant to its servicing agreement).

SECTION 2.  Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3.  Consideration.

(a)  In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) the Closing Balance and (ii) a 100% interest in the Class I-CE, Class I-R, Class I-P, Class II-P, Class II/V-P1 and Class II/V-P2 Certificates. The Class I-CE, Class I-R, Class I-P, Class II-P, Class II/V-P1 and Class II/V-P2 Certificates shall be in the name of “Deutsche Bank Securities Inc.”

(b)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal due and collected after the Cut-Off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

(c)  Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4.  Transfer of the Mortgage Loans.

(a)  Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage or with respect to a Cooperative Loan (as defined in Exhibit 3 hereto), the related Security Agreement and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b)  Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

(i)  with respect to each Mortgage Loan that is not a Cooperative Loan (to the extent not defined herein or in the Pooling and Servicing Agreement, capitalized terms used in this Section 4(b)(i) shall have the meanings set forth on Exhibit 3 to this Agreement):

1.  the original Mortgage Note (including all riders thereto), or certified copies thereof, bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

2.  an original Assignment of Mortgage executed in blank;

3.  the original of any guarantee executed in connection with the Mortgage Note, if any;

4.  the original Mortgage (including all riders thereto) with evidence of recording thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon; or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer’s certificate of the title insurer insuring the Mortgage, the escrow agent, the Seller or the related Servicer stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser’s designee upon receipt thereof by the party delivering the officer’s certificate or by the related Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

5.  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

6.  the originals of any intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an officer’s certificate of the title insurer insuring the Mortgage, the escrow agent, the Seller or the related Servicer stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser’s designee upon receipt thereof by the party delivering the officer’s certificate or by the related Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

7.  if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

8.  the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same; provided, that the Seller shall deliver such original title insurance policy to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller, if any; and

9.  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

(ii)  with respect to each Cooperative Loan, as applicable, (to the extent not defined herein or in the Pooling and Servicing Agreement, capitalized terms used in this Section 4(b)(ii) shall have the meanings set forth on Exhibit 3 to this Agreement):

1.  the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

2.  the Cooperative Shares, together with the Stock Power in blank;

3.  the executed Security Agreement;

4.  the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

5.  the executed Recognition Agreement;

6.  copies of the original UCC Financing Statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

7.  copies of the filed UCC assignments or amendments of the security interest referenced in clause (6) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

8.  an executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

9.  for any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

Notwithstanding anything to the contrary contained in this Section 4, with respect to a maximum of approximately 1.0% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit 1 attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser or any assignee, transferee or designee of the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser within three (3) Business Days; and if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof by or on behalf of the Seller of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

In the event that the original lender’s title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver such original title insurance policy to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller, if any.

Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

(c)  Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Closing Schedule.

(d)  Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(e)  Examination of Mortgage Files. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within sixty (60) days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5.  Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)  The Seller is a corporation organized under the laws of the state of Delaware with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Agreement has been duly authorized, executed and delivered by the Seller. The Seller had the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver and engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement;

(ii)  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity;

(iii)  The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(iv)  No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

(v)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi)  Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof;

(vii)  There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(viii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(ix)  There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement; and

(x)  The information set forth in the applicable part of the Closing Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the mortgagor’s full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law.

SECTION 6.  Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date (unless otherwise set forth herein):

(i)  The information set forth in the Closing Schedule is true and correct in all material respects as of the Cut-Off Date;

(ii)  No Monthly Payment required to be made under any Mortgage Loan has been contractually delinquent by one month or more at any time preceding the date such Mortgage Loan was purchased by the Seller;

(iii)  To the best of the Seller’s knowledge, there are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(iv)  The buildings and improvements on the Mortgaged Property are insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. To the best of the Seller’s knowledge, if the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(v)  Each Mortgage Loan and the related Prepayment Charge complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending, fair housing, or disclosure laws applicable to the origination and servicing of Mortgage Loans of a type similar to the Mortgage Loans and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(vi)  Except as the Mortgage File may reflect, the Mortgage has not been satisfied, cancelled, subordinated or rescinded in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(vii)  The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable first lien on the Mortgaged Property including all improvements on the Mortgaged Property;

(viii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(ix)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(x)  Each Mortgage Loan is covered by either (a) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (b) a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xi)  To the best of the Seller’s knowledge, there is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xii)  To the best of the Seller’s knowledge, no Mortgage Loan permits negative amortization or the deferral of accrual interest;

(xiii)  As of the date the Mortgage Loan was purchased by the Seller, to the best of the Seller’s knowledge, there was no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xiv)  To the best of the Seller’s knowledge, the Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xv)  To the best of the Seller’s knowledge, each Mortgage Loan was originated on forms acceptable to FNMA or FHLMC;

(xvi)  The Mortgaged Property is free of material damage and in good repair, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Closing Schedule and only to the extent of that escrow withhold;

(xvii)  All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xviii)  To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and to the best of the Seller’s knowledge, all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xix)  The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made prior to the origination of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xx)  Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G 2(a);

(xxi)  Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or stock in a cooperative housing corporation;

(xxii)  With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan will be insured by a primary mortgage guaranty insurance policy, issued by an insurer which meets the requirements of FNMA and FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the appraised value of the Mortgaged Property required by FNMA. All provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such primary mortgage guaranty insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(xxiii)  Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development or any successor thereto;

(xxiv)  No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered”, “abusive”, “predatory”, or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003 or any other statute or regulation providing assignee liability to holders of such mortgage loans, (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations;

(xxv)  [Reserved];

(xxvi)  No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(xxvii)  No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(xxviii)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(xxix)  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(xxx)  There is no Mortgage Loan that was originated or modified on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no such Mortgage Loan underlying the Certificate that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(xxxi)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(xxxii)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

(xxxiii)  Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(xxxiv)  The Mortgage Loans were underwritten in accordance with the related originator’s underwriting guidelines in effect at the time the Mortgage Loans were originated (the “Applicable Underwriting Guidelines”), except with respect to certain of those Mortgage Loans which had compensating factors permitting a deviation from the Applicable Underwriting Guidelines;

(xxxv)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xxxvi)  The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing similar mortgage loans originated in the same jurisdiction as the Mortgaged Property;

(xxxvii)  The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) and which assumption agreement has been delivered to the Trustee;

(xxxviii)  The Mortgage Interest Rate with respect to the Mortgage Loans is subject to adjustment at the time and in the amounts as are set forth in the related Mortgage Note;

(xxxix)  No Mortgage Loan contains a provision whereby the Mortgagor can convert a Mortgage Loan into a fixed rate Mortgage Loan;

(xl)  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(xli)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property; \

(xlii)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(c) Revised, Appendix E (attached hereto as Exhibit 2)) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(xliii)  The Mortgage Note, with respect to a Cooperative Loan, is not and has not been secured by any collateral except the lien of the Cooperative Shares and the Proprietary Lease (each as defined in Exhibit 3 hereto).

SECTION 7.  Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)  The representations and warranties contained in Section 6 shall not be impaired by any review and examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the related Custodian’s preliminary exception reports, as described in the related Custodial Agreement, as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within sixty (60) days of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within ninety (90) days of its discovery or receipt of notice of any such missing or materially defective documentation or within ninety (90) days of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Substitute Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. Notwithstanding the foregoing, if the representation made by the Seller in Section 6(xxiv) of this Agreement is breached, the Trustee shall, in accordance with the terms of the Pooling and Servicing Agreement, enforce the obligation of the Seller to repurchase such Mortgage Loan at the Purchase Price, or to provide a Substitute Loan (plus any costs and damages incurred by the Trust Fund in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law) within ninety (90) days after the date on which the Seller was notified of such breach. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.3 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.3 of the Pooling and Servicing Agreement.

(b)  If the representation made by the Seller in Section 5(x) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Master Servicer for deposit in the Distribution Account, prior to the next succeeding Distribution Date, the amount of the Prepayment Charge indicated on the applicable part of the Closing Schedule to be due from the Mortgagor in the circumstances less any amount collected and remitted to the Master Servicer for deposit into the Distribution Account.

(c)  It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 7(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 6.

SECTION 8.  Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)
All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)
The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.1 of the Pooling and Servicing Agreement; and

(d)	All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 9.  Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a)
An Officer’s Certificate of the Seller, dated the Closing Date, upon which the Purchaser and DBSI may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b)	An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and DBSI;

(c)
Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d)	Such further information, certificates, opinions and documents as the Purchaser or DBSI may reasonably request.

SECTION 10.  Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing any Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(a), 9(b) and 9(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11.  Servicing. The Mortgage Loans will be master serviced by the Master Servicer under the Pooling and Servicing Agreement and serviced by GMAC Mortgage Corporation (“GMAC”), GreenPoint Mortgage Funding, Inc. (“GreenPoint”), National City Mortgage Co. (“NatCity”), Residential Funding Corporation (“RFC”), Franklin Bank, SSB (“Franklin Bank”), IndyMac, F.S.B. (“IndyMac”), Wells Fargo Bank, N.A. (“Wells Fargo”) and Countrywide Home Loans Servicing LP (“Countrywide”), as applicable, on behalf of the Trust, pursuant to separate servicing agreements identified in the Pooling and Servicing Agreement and assigned to the Purchaser on the Closing Date and the Seller has represented to the Purchaser that such Mortgage Loans are not subject to any other servicing agreements with third parties (other than the servicing agreements with GMAC, GreenPoint, Countrywide, NatCity, Franklin Bank, IndyMac, Wells Fargo Bank. and RFC). It is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any servicing agreements (other than the servicing agreements with GMAC, GreenPoint, Countrywide, NatCity, Franklin Bank, IndyMac, Wells Fargo and RFC). Neither the Purchaser nor any affiliate of the Purchaser is servicing the Mortgage Loans under any such servicing agreement and, accordingly, neither the Purchaser nor any affiliate of the Purchaser is entitled to receive any fee for releasing the Mortgage Loans from any such servicing agreement. For so long as the Master Servicer master services the Mortgage Loans and the applicable Servicer services the Mortgage Loans, the Master Servicer shall be entitled to the Master Servicing Fee and the applicable Servicer shall be entitled to the related Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

SECTION 12.  Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Closing Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been satisfied and satisfaction of such condition shall not have been waived and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

SECTION 13.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at 60 Wall Street, New York, New York 10005, fax: (212) 250-2500, Attention: Susan Valenti, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at 60 Wall Street, New York, New York 10005, fax: (212) 250-2500, Attention: Susan Valenti, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 14.  Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15.  Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 16.  Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 18.  Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code, (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Protected Accounts established by the Servicers of the related Mortgage Loans for the benefit of the owner thereof, whether in the form of cash, instruments, securities or other property, (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code, and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 19.  Third Party Beneficiary. The parties hereto acknowledge and agree that DBSI and each of its respective successors and assigns shall have all the rights of a third-party beneficiary in respect of Section 12 of this Agreement and shall be entitled to rely upon and directly enforce the provisions of Section 12 of this Agreement.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

DB STRUCTURED PRODUCTS, INC.

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

DEUTSCHE ALT-A SECURITIES, INC.

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

EXHIBIT 1

Loan #: ___________________

Borrower: _________________

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of __________________ (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1.  The Seller’s address is:
____________________________
____________________________
____________________________

2.  The Seller previously delivered to the Purchaser a signed initial certification with respect to such Mortgage and/or Assignment;

3.  Such Mortgage Note and/or Assignment was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of January 31, 2006;

4.  Such Mortgage Note and/or Assignment is not outstanding pursuant to a request for release of Documents;

5.  Aforesaid Mortgage Note and/or Assignment (the “Original”) has been lost;

6.  Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7.  The Seller was the Seller of the Original at the time of the loss; and

8.  Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9.  Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or deed of trust (strike one) which secures the Note, which Mortgage or deed of trust is recorded in the county where the property is located.

10.  Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11.  This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. [Seller] represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By: ___________________________
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT 2

Standard & Poor’s LEVELS® Glossary Version 5.6(c) Revised, Appendix E

EXHIBIT 3

Definitions with respect to terms used in Sections 2(b)(i) and 2(b)(ii) of this Agreement and not otherwise defined in this Agreement or the Pooling and Servicing Agreement:

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Financing Statement: A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Pledge Instruments: With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan and (ii) make certain agreements with respect to such Cooperative Loan.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Stock Power: With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

EXHIBIT E

Schedule 1122 (Pooling and Servicing Agreement)

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Seller	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(1) General Servicing Considerations
(i) monitoring performance or other triggers and events of default			X				X	X
(ii) monitoring performance of vendors of activities outsourced			X
(ii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect			X				X
(2) Cash Collection and Administration
(i) timing of deposits to custodial account			X			X	X	X
(ii) wire transfers to investors by authorized personnel			X			X		X
(iii) advances or guarantees made, reviewed and approved as required			X				X
(iv) accounts maintained as required			X			X		X
(v) accounts at federally insured depository institutions			X			X		X
(vi) unissued checks safeguarded			X			X		X
(vii) monthly reconciliations of accounts			X			X	X	X
(3) Investor Remittances and Reporting
(i) investor reports			X				X	X
(ii) remittances			X			X		X
(iii) proper posting of distributions			X			X		X
(iv) reconciliation of remittances and payment statements			X			X	X	X
(4) Pool Asset Administration
(i) maintenance of pool collateral			X		X
(ii) safeguarding of pool assets/documents			X		X
(iii) additions, removals and substitutions of pool assets			X
(iv) posting and allocation of pool asset payments to pool assets			X
(v) reconciliation of servicer records			X
(vi) modifications or other changes to terms of pool assets			X
(vii) loss mitigation and recovery actions			X
(viii)records regarding collection efforts			X
(ix) adjustments to variable interest rates on pool assets			X
(x) matters relating to funds held in trust for obligors			X
(xi) payments made on behalf of obligors (such as for taxes or insurance)			X
(xii) late payment penalties with respect to payments made on behalf of obligors			X
(xiii)records with respect to payments made on behalf of obligors			X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X
(xv) maintenance of external credit enhancement or other support								X

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

EXHIBIT F

[RESERVED]

EXHIBIT G

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.28 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Distribution Date statement under Section 4.6 of the Pooling and Servicing Agreement, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (monthly statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (monthly statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (monthly statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (monthly statement)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (monthly statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (monthly statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (monthly statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (monthly statement)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (monthly statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (monthly statement)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (monthly statement)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
					X (monthly statement)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (monthly statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (monthly statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (monthly statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X				X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (monthly statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X		X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X		X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*						X	X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)
	1.02	Termination of a Material Definitive Agreement	X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X	X	X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statement
				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X	X		X	X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”					X	X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X		X	X
		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Depositor) is also required.					X	X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X		X	X
		Reg AB disclosure about any new enhancement provider is also required.						X
	6.04	Failure to Make a Required Distribution			X		X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X		X	X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information						X	X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X	X
		Custodian				X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X	X
		Custodian				X (with respect to affiliations only)
		Credit Enhancer/Support Provider						X	X
		Significant Obligor						X	X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X

EXHIBIT H

ADDITIONAL DISCLOSURE NOTIFICATION

**SENT VIA FAX TO [_XXX)XXX-XXXX] AND VIA EMAIL TO [_________________] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW:

Wells Fargo Bank, N.A. as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services - [DEAL NAME] - SEC REPORT PROCESSING

RE: ** Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of [________] [__], 2006 among [_____________], as [______], [_____________], as [______], [_____________], as [______] and [_____________], as [______], the undersigned, as [______], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [_____________], phone number: [______]; email address: [_________________].

[NAME OF PARTY],
as [role]

By: _____________________
   Name:
Title:

EXHIBIT I

GROUP I SWAP AGREEMENT

[FILED WITH THE SEC]

Deutsche Bank
Aktiengesellschaft

Date:	January 31, 2006

To:
HSBC Bank USA, National Association, not in its individual capacity, but solely as trustee for the supplemental interest trust created pursuant to the Pooling and Servicing Agreement, with respect to the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates

Attention:	Corporate Trust & Loan Agency/DBALT 2006-AR1
Facsimile no.:	(212) 525-1300

Our Reference:	Global No. N444800N

Re:	Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Deutsche Bank AG ("DBAG") and HSBC Bank USA, National Association, not individually, but solely as trustee of the Supplemental Interest Trust (“Counterparty”) created under the Pooling and Servicing Agreement, dated and effective as of January 1, 2006, among Deutsche Alt-A Securities, Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in Schedule I attached hereto.

Trade Date:	January 26, 2006

Effective Date:	February 25, 2006

Termination Date:	November 25, 2011

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th day of each month, commencing March 25, 2006, through and including the Termination Date, subject to No adjustment

Fixed Rate Payer Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date.

Fixed Rate:	4.8875%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	DBAG

Floating Rate Payer Period End Dates:	The 25th day of each month, commencing March 25, 2006, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Calculation Agent: DBAG

Business Days: New York

3. Additional Provisions:                                   Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. Subject to the provisions of paragraph 13 below, for purposes of the ISDA Form Master Agreement:

(a) "Specified Entity" is not applicable to DBAG or Counterparty for any purpose.

(b) “Breach of Agreement” provision of Section 5(a)(ii) will not apply to DBAG or Counterparty.

(c) “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Counterparty and will not apply to DBAG unless DBAG has obtained a guarantee or posted collateral pursuant to paragraph 12 below.

(d) “Misrepresentation” provisions of Section 5(a)(iv) will not apply to DBAG or Counterparty.

(e) "Specified Transaction" is not applicable to DBAG or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to DBAG or Counterparty.

(f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to DBAG or to Counterparty.

(g) With respect to the Counterparty, the "Bankruptcy" provision of Section 5(a)(vii)(2) will be deleted in its entirety.

(h) The "Merger Without Assumption" provisions of Section 5(a)(viii) will not apply to Counterparty.

(i) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will not apply to DBAG as Burdened Party.

(j) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to DBAG or to Counterparty.

(k) The "Automatic Early Termination" provision of Section 6(a) will not apply to DBAG or to Counterparty.

(l) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

(i)   Market Quotation will apply.
(ii) The Second Method will apply.

(m) "Termination Currency" means United States Dollars.

3) Tax Representations.

Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, DBAG and Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

Payee Representations. For the purpose of Section 3 (f) of the ISDA Form Master Agreement, DBAG and Counterparty make the following representations:

(i)  DBAG represents that it is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless DBAG provides written notice to Counterparty that it is no longer a foreign person. In respect of this Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(ii)	Counterparty represents that it is trustee for the Supplement Interest Trust created under the Pooling and Servicing Agreement.

4) The ISDA Form Master Agreement is hereby amended as follows:

(a) The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i) of the ISDA Form Master Agreement;

5) Documents to be Delivered. For the purpose of Section 4(a)(i) and (ii) of the ISDA Form Master Agreement, each party agrees to deliver the following documents, as applicable:

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

DBAG and the Counterparty
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2) Other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

DBAG and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

DBAG and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

6)  Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Addresses for notices or communications to DBAG:

Addresses for notices to DBAG under Sections 5 or 6 (other than notices under Section 5(a)(i)) shall be sent to:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Telex No: 411836 or 416731 or 41233
Answerback: DBF-D

All other notices to DBAG shall be sent directly to the Office through which DBAG is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

Address for notices or communications to the Counterparty:

Address:	HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attention: Corporate Trust & Loan Agency/DBALT 2006-AR1

(For all purposes)

With copy to:	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager - DBALT 2006-AR1
Tel: 410-884-2000
Fax: 410-715-2380

(b) Process Agent. For the purpose of Section 13(c):

DBAG appoints as its  Not Applicable

The Counterparty appoints as its  Not Applicable

(c)	Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

DBAG is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is DBAG.

(f)	Credit Support Document.

DBAG: Not applicable, except for any guarantee or contingent agreement delivered pursuant to paragraph 12 below.

The Counterparty:  Not Applicable

(g)	Credit Support Provider.

DBAG: Not Applicable for so long as no Credit Support Document is delivered under paragraph 12 below, otherwise, to the party that is the primary obligor under the Credit Support Document.

The Counterparty:	Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by HSBC Bank USA, National Association not in its individual capacity but solely as trustee for the Supplement Interest Trust created under the Pooling and Servicing Agreement referred to in this Confirmation in the exercise of the powers and authority conferred and invested in it thereunder (ii) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by HSBC Bank, National Association but is made and intended for the purposes of binding only the Supplement Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of HSBC Bank USA, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) under no circumstances shall HSBC Bank USA, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation or any other related documents, and (v) the parties hereto acknowledge and agree that under (a) the Pooling and Servicing Agreement, and (b) this Agreement, the Securities Administrator may act for Counterparty hereunder, and DBAG hereby acknowledges and agrees that it will, unless otherwise directed by the trustee for the Supplemental Interest Trust or the Securities Administrator, make all payments hereunder to the account specified below. DBAG shall be entitled to rely, shall be fully protected in relying, and shall incur no liability from relying in good faith, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the Securities Administrator.

(m) Proceedings. DBAG shall not institute against or cause any other person to institute against, or join any other person in instituting against, Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-AR1 or HSBC Bank USA, National Association, not individually, but solely as Trustee for the Supplemental Interest Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates. This provision will survive the termination of this Agreement.

(n) DBAG hereby agrees that, notwithstanding any provision of this agreement to the contrary, Counterparty’s obligations to pay any amounts owing under this Agreement shall be subject to Section 4.1 of the Pooling and Servicing Agreement and DBAG’s right to receive payment of such amounts shall be subject to Section 4.1 of the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

7) "Affiliate." DBAG and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii). This provision will survive the termination of this Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) DBAG is acting for its own account and HSBC Bank USA, National Association is acting as trustee for the Supplemental Interest Trust created under the Pooling and Servicing Agreement and not for its own account. Each party has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction;

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise; and

(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.”

9) Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

11) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect Counterparty as the sole Affected Party (unless otherwise provided below):

(i)         DBAG fails to comply with the Rating Agency Downgrade provisions as set forth in Section 12 below. For all purposes of this Agreement, DBAG shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Section 11(i).

(ii)        With respect to Counterparty only, any amendment to the Pooling and Servicing Agreement which materially adversely affects any of DBAG's rights thereunder is made without prior written consent of DBAG, where such consent is required under the Pooling and Servicing Agreement.

(iii)       If the Trustee is unable to pay its Class A Certificates or fails or admits in writing its inability to pay its Class A Certificates as they become due.

(iv)       If, at any time, the Master Servicer purchases the Mortgage Loans pursuant to Section 9.1 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred and Counterparty shall be the sole Affected Party with respect thereto; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, only Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

(v)       If, upon the occurrence of a Swap Disclosure Event (as defined in Part 13 below) DBAG has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 13(iii) below, then an Additional Termination Event shall have occurred with respect to DBAG and DBAG shall be the sole Affected Party with respect to such Additional Termination Event.

12) Rating Agency Downgrade. In the event that DBAG’s short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A-1” by S&P or, if DBAG has both a long-term credit rating and a short-term credit rating from Moody’s, and either its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A2” by Moody’s or its short-term credit rating is withdrawn or reduced below “P-1” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, DBAG shall, subject to the Rating Agency Condition and at its own expense, either (i) cause another entity to replace DBAG as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, DBAG’s obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates, or (iv) establish any other arrangement satisfactory to the Swap Rating Agencies, which will be sufficient to restore the immediately prior ratings of the Certificates. In the event that DBAG’s long-term unsecured and unsubordinated debt rating is reduced below “BBB-” or its short-term unsecured and unsubordinated debt rating is reduced below “A-3” or is withdrawn by S&P, then within 10 days after such rating withdrawal or downgrade, DBAG shall, subject to the Rating Agency Condition and at its own expense, either (i) cause another entity to replace DBAG as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, DBAG’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

13) Compliance with Regulation AB.

(i)        DBAG agrees and acknowledges that the Depositor is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding DBAG or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between DBAG or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)        It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from DBAG the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)       Upon the occurrence of a Swap Disclosure Event, DBAG, at its own expense, shall (a) provide to the Depositor the Swap Financial Disclosure, (b) secure another entity to replace DBAG as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the DBAG’s obligations under this Agreement from an affiliate of the DBAG, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)      DBAG and the primary obligor under any Credit Support Document agree that, in the event that DBAG provides Swap Financial Disclosure to the Depositor in accordance with Part 13(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to the Depositor in accordance with Part 13(iii)(c), DBAG and such primary obligor will indemnify and hold harmless the Depositor, its respective directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for the Depositor-2006-SL1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

14) Third Party Beneficiary. the Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor’s rights explicitly specified herein.

15) Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

5. Account Details:

Account Details for DBAG:

Deutsche Bank Trust Company Americas
New York Acct# 01 473 969
Swift Code: BKTRUS33

Account Details for Counterparty:

Wells Fargo Bank, N.A.
ABA# 121-000-248
Account Name: SAS Clearing
Account # 3970771416
FFC to: DBALT 2006-AR1, Account # 50892701

6. Offices:

The Office of DBAG for this Transaction is New York

7. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

DEUTSCHE BANK AG - New York Branch

By: ____________________________________
Name: __________________________________
Title: Authorized Signatory

By: ____________________________________
Name: __________________________________
Title: Authorized Signatory

Confirmed as of the date first written above:

HSBC Bank USA, National Association, not in its individual capacity, but solely as trustee for the Supplemental Interest Trust, with respect to the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1 Mortgage Pass-Through Certificates

By: ____________________________________
Name: __________________________________
Title: ___________________________________

SCHEDULE I
(With respect to each Fixed Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Modified Following Business Day Convention.)

From and Including	To but Excluding	Notional
Effective Date	3/25/2006	597,698,958.73
3/25/2006	4/25/2006	580,125,866.08
4/25/2006	5/25/2006	563,069,137.57
5/25/2006	6/25/2006	546,513,881.95
6/25/2006	7/25/2006	530,445,036.70
7/25/2006	8/25/2006	514,847,970.51
8/25/2006	9/25/2006	499,709,231.34
9/25/2006	10/25/2006	485,015,303.68
10/25/2006	11/25/2006	470,753,200.81
11/25/2006	12/25/2006	456,911,122.58
12/25/2006	1/25/2007	443,475,743.78
1/25/2007	2/25/2007	430,435,203.48
2/25/2007	3/25/2007	417,777,824.54
3/25/2007	4/25/2007	405,492,355.85
4/25/2007	5/25/2007	393,567,876.57
5/25/2007	6/25/2007	381,993,786.32
6/25/2007	7/25/2007	370,759,647.64
7/25/2007	8/25/2007	359,856,398.59
8/25/2007	9/25/2007	349,273,531.27
9/25/2007	10/25/2007	339,001,648.35
10/25/2007	11/25/2007	329,032,011.67
11/25/2007	12/25/2007	319,355,491.43
12/25/2007	1/25/2008	309,963,313.40
1/25/2008	2/25/2008	300,847,127.76
2/25/2008	3/25/2008	291,998,829.80
3/25/2008	4/25/2008	283,410,552.65
4/25/2008	5/25/2008	275,074,660.35
5/25/2008	6/25/2008	266,983,741.05
6/25/2008	7/25/2008	259,130,479.12
7/25/2008	8/25/2008	251,508,019.18
8/25/2008	9/25/2008	244,109,385.67
9/25/2008	10/25/2008	236,928,813.73
10/25/2008	11/25/2008	229,959,418.88
11/25/2008	12/25/2008	223,194,868.32
12/25/2008	1/25/2009	216,621,981.47
1/25/2009	2/25/2009	210,239,830.89
2/25/2009	3/25/2009	204,045,482.05
3/25/2009	4/25/2009	198,033,414.05
4/25/2009	5/25/2009	192,198,268.14
5/25/2009	6/25/2009	186,534,843.02
6/25/2009	7/25/2009	181,038,090.15
7/25/2009	8/25/2009	175,703,109.32
8/25/2009	9/25/2009	170,525,144.28
9/25/2009	10/25/2009	165,499,578.47
10/25/2009	11/25/2009	160,621,931.00
11/25/2009	12/25/2009	155,887,852.59
12/25/2009	1/25/2010	151,293,121.77
1/25/2010	2/25/2010	146,833,641.07
2/25/2010	3/25/2010	142,505,433.41
3/25/2010	4/25/2010	138,304,638.58
4/25/2010	5/25/2010	134,227,038.61
5/25/2010	6/25/2010	130,269,492.84
6/25/2010	7/25/2010	126,427,124.31
7/25/2010	8/25/2010	122,697,874.50
8/25/2010	9/25/2010	119,076,759.10
9/25/2010	10/25/2010	115,562,415.14
10/25/2010	11/25/2010	112,150,417.76
11/25/2010	12/25/2010	108,837,589.18
12/25/2010	1/25/2011	105,620,403.49
1/25/2011	2/25/2011	102,497,034.45
2/25/2011	3/25/2011	99,465,839.51
3/25/2011	4/25/2011	96,524,102.86
4/25/2011	5/25/2011	93,669,188.62
5/25/2011	6/25/2011	90,898,538.49
6/25/2011	7/25/2011	88,209,669.44
7/25/2011	8/25/2011	85,600,171.50
8/25/2011	9/25/2011	83,067,705.66
9/25/2011	10/25/2011	80,610,001.74
10/25/2011	Termination Date	78,224,856.35

SCHEDULE 1

LOAN SCHEDULE

[PROVIDED UPON REQUEST]

SCHEDULE 2

PREPAYMENT CHARGE SCHEDULE

[PROVIDED UPON REQUEST]